SCHEDULE 14C

                                 (Rule 14c-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

             Information Statement Pursuant to Section 14(c) of the
                Securities Exchange Act of 1934 (Amendment No. )


Check the appropriate box:

[_]  Preliminary Information Statement        [_]  Confidential, For Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14c-5(d)(2))
[X]  Definitive Information Statement


                          HIBSHMAN OPTICAL CORPORATION
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                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

1)  Title of each class of securities to which transaction applies:

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2)  Aggregate number of securities to which transaction applies:

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3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)  Proposed maximum aggregate value of transaction:

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5)  Total fee paid:

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[_] Fee paid previously with preliminary materials:

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[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount previously paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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



                          HIBSHMAN OPTICAL CORPORATION
                                266 CEDAR STREET
                          CEDAR GROVE, NEW JERSEY 07009

September 27, 2004

Dear Shareholder:

      You were listed as a creditor and/or a shareholder of People Ridesharing Systems, Inc. Pursuant to a Bankruptcy Court Order entered May of 1996, you are entitled to an ownership interest in the subsidiaries of People Ridesharing Systems. One such subsidiary, Hibshman Optical Corporation, will be merging into a new Delaware corporation and completing a share exchange transaction as described in the Information Statement which is enclosed with this letter.

      In the coming weeks, we plan to deliver to you a stock certificate representing your ownership interest in the new Delaware corporation. Please notify us of any address changes.

      If you have any questions or require additional information,  you may call
(973) 857-2414.

                                                        Very truly yours,

                                                        Pasquale Catizone,
                                                        President

                          HIBSHMAN OPTICAL CORPORATION
                                266 CEDAR STREET
                          CEDAR GROVE, NEW JERSEY 07009

                              INFORMATION STATEMENT

                           (DATED SSEPTEMBER 20, 2004)

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTIONS, DEFINED BELOW, HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF MR. CARMINE CATIZONE, MR. PASQUALE CATIZONE, MS. BARBARA CATIZONE AND MS. ROBYN CONFORTH WHO TOGETHER OWN A MAJORITY (APPROXIMATELY 79.3%) OF THE COMPANY'S OUTSTANDING SHARES OF COMMON STOCK. A VOTE OF THE REMAINING SHAREHOLDERS IS NOT NECESSARY.

                                     GENERAL

         This Information Statement is first being furnished on or about the date first set forth above to holders (of record as of the close of business on September 17, 2004) of the common stock, $.001 par value per share ("Old Common Stock"), of Hibshman Optical Corporation, a New Jersey corporation ("we" or the "Company"), in connection with the following (collectively, the "Actions"):

         1. Merging the Company into a new Delaware corporation ("Newco") which we will form as our wholly-owned subsidiary. Immediately after such merger (the "Merger"), Newco will survive and the Company will no longer exist, our shareholders will no longer hold shares of the Company and our shareholders will own shares of Newco common stock ("New Common Stock") in the same proportion in which they held shares of the Old Common Stock. The Merger will have the following effects: (a) we will become a Delaware corporation and will no longer be a New Jersey corporation; (b) our name will be changed from Hibshman Optical Corporation to the name of Newco, which will be DongXing Holding Corporation;
(c) for every ten shares of Old Common Stock, our shareholders will receive one share of New Common Stock as though we had completed a one-for-ten reverse split of our shares ;and (d) we will have, as provided in Newco's Certificate of Incorporation, up to 1,000,000 shares of "blank check" preferred stock authorized, which shares may be issued from time to time in one or more series by the Board of Directors, with such powers, preferences and other rights as determined from time to time by the Board of Directors.

         2. Causing Newco, promptly after the Merger, to complete a share exchange transaction (the "Share Exchange") with the shareholders of MuDanJiang DongXing Group Co., Ltd. ("DongXing China"), a Peoples Republic of China (PRC) limited liability company. The Share Exchange will involve Newco's acquiring all of the outstanding shares of capital stock of DongXing China and, in return, issuing to the shareholders of DongXing China (and to an advisor and a finder) such number of shares of New Common Stock so that the shareholders of DongXing China, together with such advisor and finder, will collectively become the holders of 95% of the outstanding shares of New Common Stock. Immediately after the Share Exchange, our current shareholders will collectively own 5% of the outstanding shares of New Common Stock in the same proportion in which they held shares of the Old Common Stock.

                  Our Board of Directors (the "Board") has approved, and Mr. Carmine Catizone, Mr. Pasquale Catizone, Ms. Barbara Catizone and Ms. Robyn Conforth, who together owned 8,000,000 shares (approximately 79.3%) of the 10,088,235 shares of Old Common Stock outstanding as of the date of this

Information Statement, have consented in writing to, the Actions. Such approval and consent are sufficient under Section 14A:5-6 of the New Jersey Business Corporation Act and our By-Laws to approve the Actions. Accordingly, the Actions will not be submitted to our other shareholders for a vote and this Information Statement is being furnished to shareholders solely to provide them with certain information concerning the Actions in accordance with the requirements of New Jersey law and the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, including particularly Regulation 14C.

                  The Actions described in item 1, above, will be effective on the date that Certificates of Merger with respect to such Actions are filed with the Secretaries of State of the States of Delaware and New Jersey. These filings are expected to occur on or shortly after the 22nd day after the date of this Information Statement. The Actions described in item 2, above, are expected to be effective immediately after such filings are made or promptly thereafter.


                  The offices of the Company are located at 266 Cedar Street, Cedar Grove, New Jersey 07009, and the Company's telephone number is (973) 857-2414. The principal offices of DongXing China are located at 140 Chang An Street, MuDanJiang City, China 157000 and its telephone number is 011 86 453 692 7473.

         SUMMARY OF TRANSACTIONS

                  We are a "shell company" with no operations and with only nominal assets consisting only of cash and cash equivalents. (Henceforth, "we" will refer to the Company or its successors unless otherwise indicated.) The Merger and the Share Exchange, which are described in more detail under "Merger And Share Exchange" below, have the following terms:

      - We will acquire 100% ownership of DongXing China, a privately-held PRC company with operations in the PRC.

      - Our Old Common Stock will be replaced with New Common Stock and additional shares of New Common Stock will be issued.

      - Our shareholders will collectively end up holding approximately 5% ownership of our outstanding shares.

      - A finder will end up with approximately 5% ownership of our outstanding shares.

      - The shareholders of DongXing China and its advisor will collectively end up holding approximately 90% of our outstanding shares and will therefore become our controlling shareholders.

      - We will become a Delaware corporation and no longer be a New Jersey corporation.

      -     Our name will be changed to DongXing Holding Corporation.

      -     Our outstanding shares will be reverse split one-for-ten.

      - The total number of shares of common stock which we are authorized to issue will be 50,000,000.

      - We will also be authorized to issue up to 1,000,000 shares of "blank check" preferred stock, which shares may be issued from time to time in one or more series by the Board, with such powers, preferences and other rights as determined from time to time by the Board.

      - We will have a total of approximately 20,176,470 shares of common stock outstanding and those who were our shareholders before the transactions will collectively hold approximately 1,008,824 of those shares.

      -     Our only business will be the business of DongXing China.

      - Our financial statements will be the financial statements of DongXing China.


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

      - The shareholders of DongXing China will select our new management, new Board of Directors and new auditors.

                            MERGER AND SHARE EXCHANGE

                  The Merger and the Share Exchange are parts of the same transaction. We will be completing the Merger as a condition to completing the Share Exchange. The Merger will allow us to complete the Share Exchange as a Delaware corporation and with a name designated by DongXing China, and will provide us with a sufficient number of authorized shares of common stock for us to complete the Share Exchange.

                  Newco will be a Delaware corporation with 50,000,000 authorized shares of common stock, 1,000,000 authorized shares of "blank check" preferred stock ("Preferred Stock") and no other authorized capital stock. Attached hereto as Attachment A is the form of Certificate of Incorporation of Newco which will be filed with the Secretary of State of the State of Delaware to form Newco. The terms of our merger into Newco (which are set forth in the Agreement and Plan of Merger, the form of which is attached hereto as Attachment B, to be entered into by Newco and the Company) will provide that Newco will be the surviving corporation and that all of the outstanding shares of our Old Common Stock will be exchanged for shares of New Common Stock at a ratio of ten shares of Old Common Stock for one share of New Common Stock. This is effectively a one-for-ten reverse split of the Old Common Stock in which the 10,088,235 total shares of Old Common Stock outstanding as of the date of this Information Statement will be exchanged for approximately 1,008,824 shares of New Common Stock. Under our current New Jersey certificate of incorporation (which authorizes 100,000,000 shares of common stock), given our 10,088,235 shares of Old Common Stock outstanding, we do not have a sufficient number of authorized shares of Old Common Stock available to be able to complete the Share Exchange. The "reverse split", together with the authorization of 50,000,000 shares of New Common Stock, results in our having a sufficient number of authorized shares available to complete the Share Exchange. In addition, since

Newco will be the surviving entity in the Merger, we will have changed our name to the name of Newco as a result of the Merger.

                  Immediately after the Merger, or as soon as practicable after the Merger, we will complete the Share Exchange. The Share Exchange will result in our acquiring all of the outstanding shares of capital stock (or 51,000,000 shares) of DongXing China from its approximately 45 shareholders. As part of the Share Exchange, we will be issuing to DongXing China's shareholders and to an advisor to DongXing China an aggregate of approximately 18,158,823 shares of New Common Stock. Of such 18,158,823 shares, DongXing China's shareholders will receive, pro rata to their DongXing China share ownership, an aggregate of approximately 15,435,000 shares (or 76.5%) and Global Access Ventures, LLC, an advisor to DongXing China, will receive approximately 2,723,823 shares (or 13.5%). As part of the Share Exchange, we will also issue approximately 1,008,235 shares of New Common Stock to Forty Four Wall Street Advisors, LLC, a finder who introduced us to DongXing China. Of the approximately 20,176,470 shares of New Common Stock to be outstanding immediately after the Share Exchange is completed, our current shareholders will together hold approximately 5% (or approximately 1,008,824 shares), Forty Four Wall Street Advisors, LLC will hold approximately 5% (or approximately 1,008,824 shares), Global Access Ventures, LLC (an advisor to DongXing China) will hold approximately 13.5% (or approximately 2,723,823 shares) and the current shareholders of DongXing China will together hold approximately 76.5% (or approximately 15,435,000 shares). Mr. He Maoxing, as the largest shareholder of DongXing China with approximately 47.57% of its outstanding shares, will receive approximately 7,342,429 shares of New Common Stock (representing approximately 36.4% of the shares of New Common Stock to be outstanding) and will become our largest shareholder. Except as described in this paragraph, no other single shareholder will become a holder of 5% of more of the outstanding shares of New Common Stock following the Share


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

Exchange. In connection with the Share Exchange, we may issue up to an aggregate of an additional 64,000 shares of New Common Stock to Mr. Pasquale Catizone and his brother Carmine Catizone to satisfy our debts to him of up to $64,000. If we issue such shares, such issuance will have the effect of diluting the percentage share ownership of all of our shareholders described in this paragraph.

"REVERSE SPLIT"

                  We believe that the "reverse split" is necessary because, without it, we will have over 200 million shares issued and outstanding after giving effect to the Merger and the Share Exchange and would have to authorize hundreds of millions of shares of common stock in our certificate of incorporation. Having fewer shares outstanding and authorized will help us to reduce franchise tax obligations. We also believe that having the smaller number of shares outstanding will help us to develop a trading market for our shares and to list our shares on Nasdaq or a national stock exchange given their requirements for a minimum per share trading price.

NO FRACTIONAL SHARES

                  We will not be issuing fractional shares when the Old Common Stock is "reverse split" into, and exchanged for, shares of New Common Stock. Any holder of a number of shares of Old Common Stock not evenly divisible by 10 will receive a full share of New Common Stock in lieu of a fractional share. In other words, the number of shares of New Common Stock to be issued to our shareholders will be rounded up to the nearest whole number. Given that the value of any fractional share will likely be small, we believe that this method is preferable to paying cash in lieu of issuing fractional shares. Also, paying cash in lieu of fractional shares would have the effect of cashing out and


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

eliminating any holder of fewer than ten shares of Old Common Stock. Because we will not be paying cash for fractional shares, our "reverse split" will not have the effect of reducing the number of our shareholders.

PREFERRED STOCK

                  Newco's Certificate of Incorporation gives the Board the authority to issue up to 1,000,000 shares of Preferred Stock. The effect of such authorization of the Preferred Stock is summarized below and the full text of Newco's Certificate of Incorporation is set forth as Attachment A to this Information Statement.

                  Preferred Stock may be issuable from time to time, in one or more series and in any manner permitted by law, as determined from time to time by the Board. The Preferred Stock may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional, or other special rights and qualifications, limitations or restrictions, as the Board determines.

                  Shares of the Preferred Stock could be issued that would have rights with respect to voting, dividends and liquidation that would be adverse to those of the New Common Stock. The Board could approve the issuance of Preferred Stock to discourage attempts by others to obtain control of Newco by merger, tender offer, proxy contest or otherwise by making such attempts more costly to achieve.

                  We believe that it is desirable to have a sufficient number of shares of Preferred Stock available, as the occasion may arise, for possible financings and acquisition transactions and other proper corporate purposes. Having a sufficient number of shares of Preferred Stock available for issuance in the future would give us greater flexibility by allowing shares of Preferred


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

Stock to be issued without incurring the delay and expense of a special stockholders' meeting. We are not conducting any negotiations and have no present plans, agreements, or understandings, written or oral, regarding acquisitions involving the issuance of Preferred Stock.

                  The shares of Preferred Stock generally would be available for issuance without any requirement for further stockholder approval, unless stockholder action is required by applicable law, our governing documents or by the rules of the National Association of Securities Dealers, Inc. or any stock trading medium on which our securities may then be quoted.

                  Although the Board will authorize the issuance of shares of Preferred Stock only when it considers doing so to be in the best interests of stockholders, the issuance of shares of Preferred Stock may, among other things, have a dilutive effect on the earnings and equity per share of New Common Stock and on the voting rights of holders of shares of New Common Stock. The authorization of Preferred Stock also could be viewed as having anti-takeover effects. Although we have no current plans to do so, shares of Preferred Stock could be issued in various transactions that would make a change in control of the Company more difficult or dilute the stock ownership of a person seeking to obtain control. We are not aware of any effort to accumulate shares of New Common Stock or obtain control of the Company by a tender offer, proxy contest, or otherwise, and the Company has no present intention to use the shares of authorized Preferred Stock for anti-takeover purposes

                              INFORMATION ABOUT US

                  Information about us is set forth in the Annual Report on Form 10-KSB of Hibshman Optical Corporation for the year ended December 31, 2003, a copy of which is attached hereto as Attachment C. A copy of that annual report was filed with the Securities and Exchange Commission and is incorporated herein by reference.


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

DESCRIPTION OF SECURITIES

                  Our authorized capital stock consists of 100,000,000 shares of Old Common Stock, par value $.001 per share, of which 10,088,235 shares are issued and outstanding before the Merger and Share Exchange. After the Merger and Share Exchange, we will have authorized capital stock consisting of (a) 50,000,000 shares of New Common Stock, par value $.001 per share, of which approximately 20,176,470 shares will be issued and outstanding, and (b) 1,000,000 shares of Preferred Stock, par value $.001 per share, of which no shares will be issued or outstanding. With the exception of a convertible promissory note in the amount of $64,000, which the holders have agreed may be satisfied by the issuance of up to 64,000 shares of New Common Stock, we do not have outstanding any options, warrants or other securities convertible into shares of our capital stock and will not have any such convertible securities outstanding upon completion of the Merger and the Share Exchange.

                  With respect to both the Old Common Stock and the New Common
Stock: Holders of shares are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of shares do not have cumulative voting rights. Holders of shares are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of our liquidation, dissolution or winding up, the holders of shares are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares are, and the shares to be issued in connection with the Merger and the Share Exchange will be, when issued and delivered, fully paid and non-assessable. Holders of shares have no preemptive rights to purchase shares of our capital stock. There are no conversion or redemption rights or sinking fund provisions with respect to our shares.


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

DISSENTERS' RIGHTS

                  Our shareholders have a right to dissent as to the Merger and Share Exchange and have the right to be paid the fair value of their shares. However, given that we have only nominal assets and over 10 million shares outstanding, our belief is that the fair value of each share is de minimis. If you would, nevertheless, like to dissent, you must provide a written notice of such dissent to us, at our New Jersey address, within twenty (20) days after the mailing of this Information Statement. Along with such written notice of dissent, you may include a written demand for the payment of the fair value of your shares. Within twenty (20) days after you make such a demand for payment, you must deliver to us the certificate or certificates representing the shares with respect to which you are dissenting or other evidence of ownership so that we may make notation thereon that such demand has been made. Please refer to the New Jersey Business Corporation Act, Section 14A:11-7 and -8 for procedures to be followed in the event the Company and the dissenting shareholder cannot agree on the fair value of the dissenting shares.

                        INFORMATION ABOUT DONGXING CHINA

SUMMARY OF BUSINESS

                  DongXing China was organized as a Peoples Republic of China
(PRC) limited liability company on December 8, 1997 under the name, MuDanJiang DongXing Power Transmission Equipment Co. Ltd. and changed its name to its current name (MuDanJiang DongXing Group Co., Ltd.) in July 2002. DongXing China engages in the real estate development and retail businesses.


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

                  In November 2000, DongXing China established a subsidiary, DongXing Business Development Co., Ltd. ("DongXing Business Development"). DongXing China owns all of the outstanding capital of DongXing Business Development. DongXing Business Development operates two retail centers, selling consumer goods, each of which is housed in a building. One of the retail centers is located in MuDanjiang City, the second in Ningan City.

                  The assets and operations of DongXing China and DongXing Business Development are located primarily in and around MuDanJiang City, in the Heilongjiang Province, which is the northern-most and eastern-most province in the PRC. MuDanJiang is located southeast of, and less than 200 miles from, Harbin (or Haerbin), one of the PRC's largest cities. MuDanJiang encompasses six cities (Hailin, Ningan, Linkou, Dongxing, Muling and Suifenhe) with a population of over 2,600,000 and is a regional transportation center.

         Real Estate Development.

                  DongXing China has developed and manages several commercial and residential real estate projects throughout the Province of Heilongjiang. Generally, DongXing China maintains responsibility to maintain and repair the real estate projects after development and sale of the project has been completed. Residential projects include the North Mountain Villas District, the Baoye Residence District and the DongXing Residence District. Commercial projects include the DongXing Hotel, a European-style hotel with over 300 rooms, several restaurants, conference facilities and an amusement center that houses a bowling alley. DongXing China recently sold the DongXing Hotel for approximately RMB (Renminbi) 94,000,000 (approximately $11,500,000) after the party that had originally contracted to finance construction of and purchase the Hotel was unable to purchase the hotel. DongXing China obtains financing for each development and normally will pay off the financing with the proceeds of the sale of the development.


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

                  The DongXing Residential District is a residential project completed in 1999. The Baoye Residential District, which consisted of two commercial buildings as well as residential apartments, was substantially completed in 2002. The first phase of the North Mountain Villas District, which excluding the Hotel, consists of residential units, was completed in 2003, although sales of these units are continuing in 2004.

                  DongXing China has two real estate projects in the planning stage. One such project, the Jing Yi Yuan Project, is the second phase of the North Mountain Villas District and is expected to consist of 150 villas and 80 two residence town houses. The second development project is the Bo Hai Kingdon Project, which includes the rehabilitation of a palace and the construction of a "Folk Custom Village" of the Tang Dynasty as a recreation and vacation site. Financing for these new projects have not yet been secured, and there can be no assurance that required financing will be accomplished.

        Retail Business

                  DongXing China operates the DongXing Plaza and the DongXing Shopping Center, both of which are modern retail centers. Both of these retail centers are the first of their kind in the cities in which they are located. DonXing China expects to open a retail center in Lanlin City in December, 2004, and a second in Jixi City in January, 2005.

                  DongXing China does not hold any material patents, trademarks or copyrights.

                  At December 31, 2003, the Company had approximately 96 full-time employees in its real estate business and 416 full-time employees in its retail business.


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

REGULATORY APPROVALS REQUIRED


                  There are no federal or state regulatory requirements that we must comply with or approvals that we must obtain in connection with the Merger and the Share Exchange. However, we believe that DongXing China will have to obtain various approvals from authorities in the PRC primarily because the Share Exchange will result in a US (Delaware) corporation becoming the 100% owner of a PRC company. Among the PRC authorities that may have to approve the Share Exchange are the local branch of State Administration of Foreign Exchange
(SAFE), the local (Mudanjiang City) Commerce Bureau and the local Administration of Industry and Commerce.


SELECTED CONSOLIDATED FINANCIAL DATA OF DONGXING CHINA

                  The following table sets forth selected consolidated financial data for DongXing China for the periods and the dates indicated. The statement of operations data for the years ended December 31, 2003, 2002 and 2001 and the balance sheet data as of December 31, 2003 and December 31, 2002 set forth below have been derived from the financial statements of DongXing China which have been audited by Bernstein Pinchuk, independent certified public accountants. DongXing China has represented to us and represents to the Securities and Exchange Commission that selected financial data for the 1999 and 2000 fiscal years cannot be provided without unreasonable effort and expense. The selected financial data should be read in conjunction with, and are qualified in their entirety by, the Consolidated Financial Statements of DongXing China and related Notes and other financial information included elsewhere herein.


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

         CONSOLIDATED STATEMENT OF OPERATIONS DATA
         FOR THE YEARS ENDED DECEMBER 31:
         (IN THOUSANDS)

                                                  2003         2002         2001
                                                  ----         ----         ----

Real estate revenues                            $6,435       $1,655       $3,163
Retail revenues                                  9,643       11,042        9,032
Total revenues                                  16,078       12,697       12,195
Gross profits                                    2,810        2,739        3,306

Income from operations                             135          992        1,104


         CONSOLIDATED BALANCE SHEET DATA
         AT DECEMBER 31:
         (IN THOUSANDS)

Total real estate assets                       $18,652      $18,965      $14,867
Total retail assets                              7,993        8,391        8,762
Total assets                                    26,645       27,356       23,629
Members' Equity                                  1,189        1,028          123
Long-term obligations                            4,908        4,584          532
Total Shareholders' equity                      $2,979       $2,818         $601

EXCHANGE CONTROLS AND EXCHANGE RATES:

                  The existing foreign exchange regulations have significantly reduced government foreign exchange controls for transactions under the current account, including trade and service related foreign exchange transactions and payment of dividends. DongXing China may undertake current account foreign exchange transactions without prior approval from the State Administration of Foreign Exchange by producing commercial documents evidencing such transactions, provided that they are processed through Chinese banks licensed to engage in foreign exchange transactions. The PRC government has stated publicly that it intends to make the Renminbi freely convertible in the future. However, we cannot predict whether the PRC government will continue its existing foreign exchange policy and when the PRC government will allow free conversion of Renminbi to foreign currency.


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

                  Foreign exchange transactions under the capital account, including principal payments in respect of foreign currency-denominated obligations, continue to be subject to significant foreign exchange controls and require the approval of the State Administration of Foreign Exchange. These limitations could affect our ability to obtain foreign exchange through debt or equity financing, or to obtain foreign exchange for capital expenditures. Further, limitations on conversion of currency could affect our ability to pay dividends, although we have no present plans to pay dividends, and could also affect our ability to pay our expenses incurred outside of the PRC.

                  Since 1994, the conversion of Renminbi into Hong Kong and United States dollars has been based on rates set by the People's Bank of China, which are set daily based on the previous day's PRC interbank foreign exchange market rate and current exchange rates on the world financial markets. Although the Renminbi to US dollar exchange rate has been relatively stable since 1994, we cannot predict nor give any assurance of its future stability. Fluctuations in exchange rates may adversely affect the value, translated or converted into US dollars, of DongXing China's net assets, earnings and any declared dividends. We cannot give any assurance that any future movements in the exchange rate of the Renminbi against the US dollar and other foreign currencies will not adversely affect DongXing China's results of operations and financial condition.

                  As of June 18, 2004, the exchange rate between the US Dollar and the PRC currency was $1.00 to 8.2766 RMB (Renminbi).

                  The following tables set forth the noon buying rates in New York for cable transfers payable in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York (the "Noon Buying Rate") for the periods indicated.

                  The exchange rates per US$1.00 as of the last day of the five most recent fiscal years are set forth below:

                                2003: 8.2767 RMB
                                2002: 8.2800 RMB
                                2001: 8.2766 RMB
                                2000: 8.2774 RMB
                                1999: 8.2795 RMB

                  The average exchange rates per US$1.00, and the high exchange rate, during the five most recent fiscal years are set forth below:

                     2003: Average: 8.2770 RMB; High: 8.2775
                     2002: Average: 8.2772 RMB; High: 8.2780
                     2001: Average: 8.2770 RMB; High: 8.2786
                     2000: Average: 8.2784 RMB; High: 8.2799
                     1999: Average: 8.2785 RMB; High: 8.2800

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

                  Reference is made to the Notes to Consolidated Financial Statements, below, which should be read in conjunction with this Management's Discussion section. As used in this section, "we" refers to DongXing China. The numbers and percentages contained in this Item 2 are approximate.

                  Our primary sources of funding have been capital contributions by shareholders, cash provided by operating activities, short-term borrowings and long-term borrowings. Our primary uses of funds have been for working capital, capital expenditures and repayment of short and long-term borrowings.

                  As of December 31, 2003, our total assets were $26,644,923 and total liabilities were $23,665,947 and shareholders' equity was $2,978,975. Total assets decreased by $710,682 from December 31, 2002 to December 31, 2003. This decrease, net of an increase in receivables, resulted mostly from sales of residential units to our customers in the ordinary course of business in 2003, most of which units were under construction in 2002. The Company's liabilities with respect to customer deposits were reduced accordingly. The proceeds of the sale of residential units were used in part to reduce our debt. Current assets at December 31, 2003 were $15,134,858, representing a decrease of $487,881 from December 31, 2002. Our net receivables relating to our real estate business increased from December 31, 2002 to December 31, 2003 by $2,184,601. Of this increase, $254,603 related to advances made to certain of our shareholders, employees or members of their families or entities affiliated with them, and $1,929,998 related to advances to unrelated third parties. Of these advances, we have taken an allowance for bad debts in the amount of $249,272.

                  Total liabilities decreased by $872,085 from December 31, 2002 to December 31, 2003. Current liabilities at December 31, 2003 was $20,482,600, representing a decrease of $1,355,570 from December 31, 2002. This decrease, net of increases in short-term advances, accounts payable and accrued expenses, and taxes payable, resulted mostly from the reduction of customer deposits due to sales of residential units to customers in the ordinary course of business on completion of such units.

                  Non-current liabilities were $3,381,460 at December 31, 2003, representing an increase of $681,598. This increase relates mostly to additional loans made to us by certain of our shareholders, our employees and unrelated individuals. Our net cash used in operating activities in 2003 was $748,104, which figure was substantially affected by $4,786,000 in reduced customer deposits resulting from the credit of such deposits on delivery of residential units to customers and an increase in receivables of $2,145,000 . These large adjustments were offset in large part by an increase in accounts payable and accrued expenses of $2,154,000 and a net reduction in our investment in inventories and construction in progress of $2,752,000.

                  Cash and cash equivalents in 2003 increased by $105,740. Our net cash used in investment activities was $754,410 consisting of acquisition of property and equipment of $675,558 and by landlease payments of $77,852. Net cash from financing activities in 2003 was $1,608,254, consisting of borrowings under credit lines in the amount of $881,840, proceeds of mortgage loans in the amount of $261,655, and proceeds received from employee loans of $464,759.

                  Our capital expenditures in 2003 were $782,960, consisting of expenditures relating to office equipment, land acquisition costs and the costs of purchasing a vehicle and furniture and fixtures. Our Capital Expenditure Plan for 2004 consists of costs related to opening two new retail centers, expected to open late in 2004 and January 2005, respectively, estimated to be $50,000. In addition, we will need additional financing to open new retail centers in the future and to initiate new real estate projects, which financing may be supplied by banks, or capital contributions from investors; however there can be no assurance we will be able to secure the financing needed.

RESULTS OF OPERATIONS

                  YEARS ENDED DECEMBER 31, 2003 AND 2002

                  Revenues: Our total revenues for the year ended December 31, 2003 were $16,078,109, as compared to $12,696,700 for the year ended December 31, 2002. Revenues relating to our real estate business increased by 289% from $1,655,093 to $6,434,679 from the 2002 fiscal year to the 2003 fiscal year primarily due to the completion and sale to our customers of the North Mountain Villas District in 2003. Revenues relating to our retail business decreased 12.7% from $11,041,607 to $9,643,430 from the 2002 fiscal year to the 2003 fiscal year due to increased competition resulting from two similar stores which have opened in the same geographic area in 2003. While we opened a second retail center in December, 2003, the effect of increased competition, and the fact that the store was late in the year negated the revenue increase we might have otherwise realized.

                  The Company plans to open two new retail centers and also establish a new marketing strategy during 2004, which should result in improved retail sales. Construction revenue will continue to depend on our ability to initiate and finance new projects each year, of which there can be no assurance.

                  Gross Profit. Gross profit for the year ended December 31, 2003 was $2,809,707 (17.5% of revenue), as compared to gross profit for the year ended December 31, 2002 of $2,739,465 (21.6% of revenue). Gross profit attributable to the real estate business for the year ended December 31, 2003, was $1,572,780 (24.4% of real estate revenue), as compared to $1,053,900 (63.7% of real estate revenue) for the year ended December 31, 2002.


                  The reduction in the Gross Profit as a percentage of real estate revenue in 2003 was affected by the high rates of interest we incurred with respect to loans made by certain of our shareholders in 2002, the proceeds of which we used to finance construction of a real estate project we refer to as the Baoye Residential District. Our profit margin was also affected by discounts of the sale price of residential units to certain of our shareholders and employees. We engaged in this project because we anticipated a large profit margin with respect to the project and alternative financing was not available within the time frame required at interest rates acceptable to us. Our gross profit with respect to our real estate business was also affected by increased competition in the real estate industry in the geographic region in which we operate.


                  Gross profit attributable to the retail business for the year ended December 31, 2003 was $1,236,927 (12.8% of retail revenue), as compared to $1,685,565 (15.3% of retail revenue) for the year ended December 31. 2002. This reduction of gross profit resulted from increased competition resulting from two similar retail centers that opened in the same geographic region as our first retail center.

                  Our gross profit in the future will be affected by several factors, including increasing our revenue based on our new marketing strategy with respect to both our retail and construction operations, cost control measures which we anticipate effecting, and our ability to identify and initiate new real estate projects with good profit margins in the future and expanding our business to new geographic markets. Also, our real estate activity from year to year has been, and will continue to be, significantly affected by the timing of the initiation and completion of new projects, since sales decrease after inventory of unsold units from completed projects are substantially sold out and sales tend to increase as sales efforts key up on the completion of new projects.

CONTROL COST.

                  Total Operating Expenses. For the year ended December 31, 2003, operating expenses were $2,674,819 (16.6% of revenue), compared to expenses for 2002 of $1,747,868 (13.7 % of revenue). The increase in our operating expenses, both in real terms and as a percentage of revenue, resulted from increased expenses directly related to the overall revenue increases that we have experienced in 2003 as compared to 2002. Certain aspects of our retail business also changed which resulted in increased operating expenses in the retail business. We also experienced an increase in salary levels to maintain qualified employees in the real estate business, due to increased competition. Our expenses related to the testing of completed real estate projects also increased due to compliance with governmental regulations.

                  Selling Expenses. Selling expenses increased 44.8% from $675,962 (5.3% of revenue) for the year ended December 31, 2002 to $978,498 (6.0% of revenue) for the year ended December 31, 2003. These increased selling expenses were incurred both with respect to the construction and retail business. Specific augmented cost categories were salaries (in real estate only) and advertising budgets for both our real estate and retail businesses.

                  General and Administration Expenses. General and administration expenses increased 66.1%, or $396,603, to $996,979 (6.2% of revenue), from $600,376 (4.7% of revenue) from the period ending December 31, 2002, to the period ending December 31, 2003. The increase in general and administrative expenses resulted in part from the Company's establishing a web page, the redesign of a new management manual and consulting and other expenses related to the acquisition of DongXing China by the Company.

                  Depreciation and Amortization Expenses. Depreciation and amortization expenses increased to $450,070 in 2003 from $401,658 in 2002. This increase is a result of our purchase of additional property and equipment.

                  Bad Debt Expenses. Bad debt expenses increased from $69,873 in the year ended December 31, 2002 to $249,272 in the year ended December 31, 2003. This increase resulted from the aging of certain of our receivables and our evaluation of the collectability of certain of the aged receivables.

                  Interest Expense (net). Interest expense (net of interest income) amounted to $263,512 for the year ended December 31, 2003, compared to $292,900 for 2002. The reduced interest expense resulted from the capitalization of interest accrued on loans attributable to construction in progress during 2003, which was higher than that capitalized in 2002.

                  Other Income (net). Other income (net of other expenses) was $400,414 for the year ended December 31, 2003, compared to $158,995 for the year ended December 31, 2002. This increase resulted from the rent we received by leasing the second floor of the premises housing our retail center in MuDanjiang City in 2003.

                  Provision for Income Tax Expense/Credit. We recorded a current income tax expense of $253,874 for the year ended December 31, 2003 compared to a current income tax expense of $296,075 for the year ended December 31, 2002. We recorded a deferred income tax credit of $143,486 for the year ended December 31, 2003, compared to a deferred income tax expense of $11,548 for the year ended December 31, 2002.

                  Net Income. For the year ended December 31, 2003, net income was $161,403 (1.0% of revenue), compared to net income of $550,068 (4.3% of revenue) for the year ended December 31, 2002. This reduction resulted mostly from the increase in operating expenses incurred by the Company in 2003 as compared to 2002.

                  YEARS ENDED DECEMBER 31, 2002 AND 2001.

                  Revenues: Our total revenues for the year ended December 31, 2002 were $12,696,700, as compared to $12,194,662 for the year ended December 31, 2001. Revenues relating to our real estate business decreased by 47.7% from $3,162,847 to $1,655,093 from the 2001 fiscal year to the 2002 fiscal year and revenues relating to our retail business increased 22.3% from $9,031,815 to $11,041,607 from the 2001 fiscal year to the 2002 fiscal year. The increases in total revenue in the retail business resulted from increased sales from our retail center in MuDagiang City in its second year of operation. and the decrease in the real estate revenues resulted from the Company having completed a significant project in the 2001 calendar year.

                  Gross Profit. Gross profit for the year ended December 31, 2002, was $2,739,465 (21.6% of revenue), as compared to gross profit for the year ended December 31, 2001, of $3,306,304 (27.1% of revenue). Gross profit attributable to the real estate business for the year ended December 31, 2002, was $1,053,900 (63.7% of real estate revenue), as compared to $2,014,990 (63.7% of real estate revenue) for the year ended December 31, 2001. Our gross profit in 2002 was affected by a general decrease in real estate sales in 2002 and the gross profit in 2001 was affected by significant sales in that year due to the key up of marketing with respect to real estate projects recently completed at that time.

                  Gross profit attributable to the retail business for the year ended DEcember 31, 2002, was $1,685,565 (15.3% of retail revenue), as compared to $1,291,314 (14.3% of retail revenue) for the year ended December 31, 2001. The increase in gross profit resulted from a substantial increase in revenue realized from this business segment as our retail center in Mu Danjiang City gained market acceptance.

                  Total Operating Expenses. For the year ended December 31, 2002, operating expenses were $1,747,868 (13.8% of revenue), compared to expenses for 2001 of $2,202,000 (18.1 % of revenue). This resulted from reduced levels of real estate sales in 2002, certain efficiencies we initiated in that year and the decrease in the percentage of revenue attributable to operating expenses resulted, in part, from increased revenues.

                  Selling Expenses. Selling expenses decreased 31.7% from $990,284 (8.1% of revenue) for the year ended December 31, 2001 to $675,962 (5.3% of revenue) for the year ended December 31, 2002. This decrease resulted primarily from reduced level of sales in our real estate business in 2002 as compared to 2001, and certain increased efficiencies in our retail business in 2002, which we were able to effect by reducing marketing costs since we had little competition in retail in 2002 and by reducing other expenses based on our experience with respect to our initial retail center which had been in operation for one year.

                  General and Administration Expenses. General and administration expenses decreased 12.4%, or $84,962, to $600,376 (4.7% of revenue), from $685,338 (5.6% of revenue) from the period ending December 31, 2001, to the period ending December 31, 2002. The decrease was attributable to reduced marketing costs in both the real estate and retail businesses, a reduction in management staff in the retail business, and the reduction in certain follow up costs related to the sale of products. This reduction also was affected by the decreased level of real estate activities.

                  Depreciation and Amortization Expenses. Depreciation and amortization expenses decreased to $401,658 in 2002 from $413,584 in 2001. This reduction was caused by fully depreciated property and equipment in 2002 offset in part by additional capital expenditures incurred by us in 2002.

                  Bad Debt Expenses. Bad debt expenses decreased from $112,794 in the year ended December 31, 2001, to $69,873 in the year ended December 31, 2002. The change in these expenses resulted from an analysis of our receivables and our evaluation of their collectability.

                  Interest Expense (net). Interest expense (net of interest income) amounted to $292,900 for the year ended December 31, 2002, compared to $199,617 for 2001. This increase in our interest expense was caused by the increase in our borrowings in 2002 as compared to 2001.

                  Other Income (net). Other income (net of other expenses) was $158,995 for the year ended December 31, 2002, compared to $61,265 for the year ended December 31, 2001. This increase is a result of certain contributions and incentives which we received from suppliers whose products we sold in our retail business.

                  Provision for Income Tax Expense/Credit. We recorded a current income tax expense of $296,075 for the year ended December 31, 2002, compared to a current income tax expense of $381,794 for the year ended December 31, 2001. We recorded a deferred income tax expense of $11,548 for the year ended December 31, 2002, compared to a deferred income tax credit of $95,746 for the year ended December 31, 2001.

                  Net Income. For the year ended December 31, 2002, net income was $550,068 (4.3% of revenue), compared to net income of $679,903 (5.6% of revenue) for the year ended December 31, 2001. This reduction in net income relates primarily to the decreases level of our real estate business in 2002 as compared to 2001.

IMPACT OF INFLATION

                  For three latest fiscal years, inflation has not had a material effect on our results of operations.

OFF-BALANCE SHEET ARRANGEMENTS

Not Applicable.

CONTRACTUAL OBLIGATIONS

Our contractual obligations as of December 31, 2003, are set forth below.

--------------------------------------------------------------------------------------------------------------------------
                                             Payment Due by Period
--------------------------------------------------------------------------------------------------------------------------
Contractual Obligations
                                                                  Less than                                    More than 5
                                                Total              1 year       1-3 years        3-5 years        years
                                                -----            -----------    ---------        ---------        -----
Long Term Debt Obligations                      $1,011,600           $58,400       $126,400      $141,400        $685,400
Capital Lease Obligations                               --                --             --            --              --
Operating Lease Obligations                             --                --             --            --              --
Purchase Obligations                            $1,526,999        $1,526,999             --            --              --

Other Long Term Liabilities  Reflected
on the Registrant's  Balance Sheet under
GAAP                                                    --                --             --            --              --

Total                                           $2,538,599        $1,585,399       $126,400      $141,400        $685,400

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

We do not hold instruments that are sensitive to changes in interest rates, foreign currency exchange rates or commodity prices. Therefore, we believe that we are not materially exposed to market risks resulting from fluctuations from such rates or prices.

                          MANAGEMENT OF DONGXING CHINA

The directors and officers of DongXing China are as follows:

NAME                 AGE     POSITIONS AND OFFICES
----                 ---     ---------------------
Mr. He Maoxing       48      Chairman of the Board of Directors, General Manager
Mr. Zhao Baojiang    47      Director, Deputy General Manager
Mr. He Maokun        48      Director, Deputy General Manager
Ms. Wang Bing        50      Director, Chief Financial Officer
Ms. Li Ying          36      Secretary to the Board of Directors
Mr. Chen Yang        33      Director, Chief Officer of General Manager's Office

         Mr. He Maoxing and Mr. He Maokun are brothers.

                         SHAREHOLDERS OF DONGXING CHINA

Listed below are persons who hold 5% or more of the outstanding capital stock of DongXing China and officers and directors of DongXing China who hold any shares of DongXing China.

The percentage next to each such person's name indicates the percentage of DongXing China's outstanding shares held by such person, the share number next to each such person's name indicates the approximate number of shares of New Common Stock to be issued to such person in connection with the Share Exchange and the percentage in parenthesis next to each such share number indicates the approximate percentage which each such share number would constitute out of the total number of shares of New Common Stock expected to be outstanding upon completion of the Share Exchange.

He Maoxing:  47.57% of DongXing,   7,342,429 shares of New Common Stock (36.4%)
Zhao Baojiang: 4.39% of DongXing, 678,386 shares of New Common Stock (3.7%) He Maokun: 4.39% of DongXing, 678,386 shares of New Common Stock (3.7%)
Wang Bin:  4.39% of DongXing,  678,386 shares of New Common Stock (3.7%)
Chen Yang:  2.19% of DongXing,  338,420 shares of New Common Stock (1.7%)

                     FINANCIAL STATEMENTS OF DONGXING CHINA

         The Consolidated Financial Statements of DongXing China, including the Report of Independent Auditor, is attached to this Information Statement as Attachment D and is a part of this Information Statement.

                           INCORPORATION BY REFERENCE

         A copy of the Annual Report on Form 10-KSB of Hibshman Optical Corporation for the year ended December 31, 2003, previously filed with the Securities and Exchange Commission, including the financial statements and related notes thereto and the report of independent auditor, is attached to this Information Statement as Attachment C. Such Annual Report is incorporated herein by reference. The Consolidated Financial Statements of DongXing China, including the Report of Independent Auditor, is attached to this Information Statement as Attachment D and is incorporated herein by reference.


                                       By order of the board of directors,


                                       Pasquale Catizone
September 20, 2004                     President

                                                                    ATTACHMENT A


                                     FORM OF
                         CERTIFICATE OF INCORPORATION OF
                          DONGXING HOLDING CORPORATION

                          CERTIFICATE OF INCORPORATION

                                       OF

                          DONGXING HOLDING CORPORATION


         The undersigned, for the purposes of forming a corporation under the laws of the State of Delaware, does make, file and record this Certificate, and does certify that:

         FIRST:   The name of this corporation is DongXing Holding Corporation.

         SECOND: Its Registered Office in the State of Delaware is to be located at 615 South Dupont Highway, Dover, 19901, County of Kent. The Registered Agent in charge thereof is National Corporate Research, Ltd.

         THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is Fifty-One Million (51,000,000) which are divided into One Million (1,000,000) shares of Preferred Stock, par value $.001 per share, and Fifty Million (50,000,000) shares of Common Stock, par value $.001 per share.

         The shares of Preferred Stock may be issued from time to time in one or more series, in any manner permitted by law, as determined from time to time by the Board of Directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it. Without limiting the generality of the foregoing, shares in such series shall have such voting powers, full or limited, or no voting powers, and shall have such designations, preferences, and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof, permitted by law, as shall be stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it. The number of shares of any such series so set forth in such resolution or resolutions may be increased (but not above the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by the Board of Directors pursuant to authority hereby vested in it.

         FIFTH: The name and mailing address of the incorporator are as follows:

                  NAME                   MAILING ADDRESS
                  ----                   ---------------

                  Joseph L. Cannella     Fischbein o Badillo o Wagner o Harding
                                         909 Third Avenue
                                         New York, NY 10022

         SIXTH: The personal liability of all of the directors of the corporation is hereby eliminated to the fullest extent allowed as provided by the Delaware General Corporation Law, as the same may be supplemented and amended.

         SEVENTH: The corporation shall, to the fullest extent legally permissible under the provisions of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify and hold harmless any and all persons whom it shall have power to indemnify under said provisions from and against any and all liabilities (including expenses) imposed upon or reasonably incurred by him in connection with any action, suit or other proceeding in which he may be involved or with which he may be threatened, or other matters referred to in or covered by said provisions both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer of the corporation. Such indemnification provided shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, Agreement or Resolution adopted by the shareholders entitled to vote thereon after notice.

         EIGHTH: The Board of Directors of the corporation is expressly authorized to make, alter or repeal the By-laws of the corporation


Dated on this ___ day of ______, 2004.


                                                     --------------------
                                                     Incorporator

                                                                    ATTACHMENT B

                                     FORM OF

                          AGREEMENT AND PLAN OF MERGER

                    BETWEEN DONGXING HOLDING CORPORATION AND

                          HIBSHMAN OPTICAL CORPORATION


                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated this _____ day of _________, 2004 (the "Agreement"), pursuant to Sections 251(f) and 252 of the General Corporation Law of the State of Delaware and Section 14A-10 of the New Jersey Business Corporation Act, between DONGXING HOLDING CORPORATION, a Delaware corporation (the "DongXing"), and HIBSHMAN OPTICAL CORPORATION, a New Jersey corporation (the "Hibshman").

                                WITNESSETH THAT:

         WHEREAS, Hibshman caused DongXing to be formed in the State of Delaware in order that Hibshman, through merger into DongXing, could change Hibshman's domicile to Delaware and effect a reverse split of its outstanding shares of common stock, among other reasons; and

         WHEREAS, DongXing has not issued any shares of its capital stock and has no shareholders and its Sole Director desires that Hibshman be merged into DongXing; and

         WHEREAS, DongXing and Hibshman, the constituent parties to this Agreement, desire to merge into a single corporation.

         NOW, THEREFORE, DongXing and Hibshman, in consideration of the premises and the mutual covenants, agreements and provision contained herein, do hereby prescribe the terms and condition of said merger and plan of carrying the same into effect, as follows:

         FIRST: Hibshman is hereby merged into DongXing, with DongXing being the surviving entity (the "Surviving Corporation").

         SECOND: There are no shares of stock of DongXing heretofore issued and outstanding and DongXing does not have any shareholders prior to this merger. There are 10,088,235 shares of Common Stock of Hibshman, and no other shares of capital stock of Hibshman, currently outstanding. Each outstanding share of capital stock of each constituent corporation is entitled to one vote. Upon filing of a Certificate of Merger with respect to the merger with the Secretary of State of Delaware and the Secretary of State of New Jersey, (i) each ten (10) outstanding shares of Common Stock of Hibshman, $.001 par value per share, shall automatically be converted into one (1) share of Common Stock, $.001 par value per share, of DongXing and (ii) after such coversion, if any shareholder of

Hibshman holds a number of shares of Hibshman Common Stock not evenly divisible by ten (10), such remaining shares held by each holder will automatically be converted into one (1) full share of DongXing Common Stock rather than into a fractional share of DongXing Common Stock.

         THIRD: The terms and conditions of the merger are as follows:

         a) The Certificate of Incorporation of DongXing, as it exists immediately prior to this merger, shall be the Certificate of Incorporation of the Surviving Corporation;

         b) The By-Laws of DongXing as they exist on the effective date of this merger shall be and remain the By-Laws of the Surviving Corporation, until the same shall be altered, amended or repealed as therein provided;

         c) The directors and officers of DongXing shall continue in office as the directors and officers of the Surviving Corporation, until the next annual meeting of stockholders and/or until their successors shall have been elected and qualified;

         d) This merger shall become effective upon filing of the Certificates of Merger, in the forms of Exhibit A and Exhibit B hereto, respectively, with the Secretary of State of Delaware and the Secretary of State of New Jersey, respectively; and

         e) Upon the effectiveness of the merger as provided herein, all of the property, rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of Hibshman shall be transferred to, vested in, and devolve upon the Surviving Corporation.

IN WITNESS WHEREOF, the parties to this Agreement, pursuant to the approval and authority duly given by resolutions adopted by the Sole Director of DongXing (pursuant to Section 251(f) of the Delaware General Corporation Law) and the Board of Directors and the Shareholers of Hibshman, have caused this Agreement and Plan of Merger to be executed by the [president] of DongXing and the [president] of Hibshman, as the respective act, deed and agreement of each of the parties to this Agreement, on the date first set forth above.


DONGXING HOLDING CORPORATION               HIBSHMAN OPTICAL CORPORATION



By:                                        By:
    ----------------------------               --------------------------------
Name:                                      Name:
Title:                                     Title:

                                                                    ATTACHMENT C


                          HIBSHMAN OPTICAL CORPORATION
                          ANNUAL REPORT ON FORM 10-KSB

                      For the year ended December 31, 2003

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 10-KSB

(Mark One)

[X] Annual report under Section 13 or 15(d) of the Securities Exchange Act of 1934 For the fiscal year ended December 31, 2003

[ ] Transition report under Section 13 or 15(d) of the Securities Exchange Act of 1934 For the transition period from _______ to ______


                         COMMISSION FILE NUMBER 0-20297


                             HIBSHMAN OPTICAL CORP.
        -----------------------------------------------------------------
        (Exact Name of Small Business Issuer as Specified in Its Charter)


           NEW JERSEY                                        88-0284402
  ------------------------------                        -------------------
 (State or other jurisdiction of                         (I.R.S. Employer
  Incorporation or Organization)                        Identification No.)


                 266 CEDAR STREET, CEDAR GROVE, NEW JERSEY 07009
                 -----------------------------------------------
                    (Address of Principal executive offices)


                                 (973) 857-2414
                ------------------------------------------------
                (Issuer's telephone number, including area code)


         ---------------------------------------------------------------
         (Former Name, Former Address and Former Fiscal Year, if Changed
                               Since Last Report)


Check whether the issuer: (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the issuer was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.

Yes [X]   No [ ]


                      APPLICABLE ONLY TO CORPORATE ISSUERS

                                       $0
               ---------------------------------------------------
               (Issuer's revenues for its most recent fiscal year)


                           $ 0 (as of March 18, 2004)
               ---------------------------------------------------
               (Aggregate market value of the voting stock held by
                         non-affiliates of the Issuer)


                        10,088,235 (as of March 18, 2004)
               ---------------------------------------------------
              (Number of shares outstanding of each of the Issuer's
                            classes of common stock)


            Transitional Small Business Disclosure Format (check one)
                                 Yes [ ] No [X]

                       DOCUMENTS INCORPORATED BY REFERENCE
                                   INTO PART I

               Quarterly Report of the Company on Form 10-QSB for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003

ITEM 1.  DESCRIPTION OF BUSINESS

THE COMPANY

Hibshman Optical Corp. (hereinafter referred to as the "Company") was formed in 1991 under the name PRS Sub I, Inc. as a subsidiary of People Ridesharing Systems, Inc., ("PRS") a public corporation which filed for the protection of the Bankruptcy Court in 1989, to assist with the reorganization of PRS either through the operation of a related business or through a merger or combination with an operating company. During the bankruptcy proceeding a reorganization plan was developed which was considered by the Court and creditors committee which provided that PRS will issue 15% of the total shares of common stock of each subsidiary to the creditors and shareholders who, as a class would receive a total of 10% and 5% of those shares respectively. Pursuant to that plan the Court entered an order in May of 1996 authorizing said issuances based upon the authority of an exemption from registration provided in Section 3 (a) (10) of the Securities Act of 1933, as amended. As a result, approximately 1,000,000 shares were authorized to be issued to the creditor class and approximately 500,000 shares were authorized to be issued to the stockholders of PRS as a class. 8,500,000 shares were acquired directly from the Bankruptcy Court by a nonaffiliated third party approved in the bankruptcy proceeding in May of 1996. PRS was discharged from bankruptcy after its Chapter XI proceeding was converted to a Chapter 7 proceeding.

In March 1992, the Board of Directors authorized the name change from PRS Sub I, Inc. to Service Lube Inc. The Company entered into a transaction with an operating company in March of 1992 and in April 1992 the Board of Directors of the Company authorized the name change from Service Lube, Inc. to Fianza Commercial Corp. On April 23, 1992 the Board of Directors and shareholders authorized the name change from Fianza Commerical Corp. to Hibshman Optical Corporation. Due to a change in the policy of that operating company's management team, the transaction between the Company and the operating company was rescinded and the stock ownership of Hibshman Optical Corp. was transferred to John B.M. Frohling, Esq., in exchange for monies owed to Mr. Frohling on account for legal services rendered to the Company. This returned the Company to its status as a public company with no assets and no liabilities, Mr. Frohling having canceled any obligations owed to him by the Company and its former principal stockholders.

On May 5, 1996, Mr. Frohling sold his interest in the Company to the "Catizone Group." The Catizone Group currently seeks to merge with a going concern, preferably with assets and a financial history, such that same will facilitate the merged entity to trading status.

EXISTING AND PROPOSED BUSINESSES

Our purpose is to seek, investigate and, if warranted, affiliate with a business entity presented to it by persons or firms who or which desire to seek the perceived advantages of a corporation which has a class of securities registered under the Exchange Act. We will not restrict our search to any specific business, industry, or geographical location and we may participate in a business venture of virtually any kind or nature. This discussion of the proposed business is not meant to be restrictive of our broad discretion to search for and enter into potential business opportunities. We anticipate that we will be able to participate in only one potential business venture in the near future because the Company has nominal assets and limited financial resources. See "FINANCIAL STATEMENTS." This lack of diversification should be considered a substantial risk to our shareholders because it will not permit us to offset potential losses from one venture against gains from another.

We intend to seek a business opportunity with an entity which has recently commenced operations, or which wishes to utilize the public marketplace in order to raise additional capital to expand into new products or markets, to develop a new product or service, or for other corporate purposes. We may acquire assets and establish wholly-owned subsidiaries in various businesses or acquire existing businesses as subsidiaries.

We anticipate that the selection of a business opportunity in which to participate will be complex and attendant with risk. We believe (but have not conducted any research to confirm) that there are business entities seeking the perceived benefits of a publicly registered corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, increasing the opportunity to use securities for acquisitions, providing liquidity for shareholders and other factors. Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities difficult and complex.

We have, and will continue to have, very limited to no capital with which to provide the owners of business opportunities with any cash or other assets. However, we believe we will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering. We have not conducted market research and are not aware of statistical data to support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

The analysis of new business opportunities will be undertaken by, or under the supervision of the Officers of the Company, who are not professional business analysts. In analyzing prospective business opportunities, we will consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of the Company; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification; and other relevant factors. To the extent possible, management intends to utilize written reports and personal investigation to evaluate the above factors. The Exchange Act requires that any merger or acquisition candidate comply with certain reporting requirements, which include providing audited financial statements to be included in the reporting filings made under the Exchange Act.

We will not restrict our search to any specific kind of firms, but may acquire an interest in a venture which is in its preliminary or development stage, which is already in operation, or any stage of its business life. It is impossible to predict at this time the status of any business in which the Company may become engaged, in that such business may need to seek additional capital, may desire to have its shares publicly traded; or may seek other perceived advantages which we may offer.

Management of the Company, which may not have experience in matters relating to the business of a targeted potential merger company, will rely upon its own efforts in accomplishing the business purposes of the Company. Outside consultants or advisors may be utilized by the Company to assist in the search for qualified target companies. If we retain such an outside consultant or advisor, any cash fee earned by such person is likely to be assumed by the target company, as we have limited cash assets with which to pay such obligation.

If we were to utilize the services of a consultant in the selection of a target company, such consultant will likely be used to supplement the business experience of management, including perhaps accountants, technical experts, appraisers, attorneys or others. Our considerations in selecting such a consultant may be based on the nature of the target company's business, the form and amount of compensation required by the consultant, the depth of such consultant's experience and past success. If a consultant were retained, we would expect that any such consultant would provide us with a selection of target companies, would provide due diligence assistance for study of the target company, would assist in negotiating the terms of a business combination, and would serve to facilitate the negotiation process. More than one consultant could be used in locating a target company.

We have no agreements or understandings currently with any consultant to provide services.

ACQUISITION OF OPPORTUNITIES

In implementing a structure for a particular business acquisition, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may also acquire stock or assets of an existing business. Upon the consummation of such a transaction, it is probable that the present management and shareholders of the Company will no longer be in control of the Company. In addition, it is likely that the Company's officers and directors will, as part of the terms of the acquisition transaction, resign and be replaced by one or more new officers and directors.

It is anticipated that any securities issued in any such future reorganization would be issued in reliance upon exemption from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of its transaction, we may agree to register all or a part of such securities immediately after the transaction is consummated or at specified times thereafter. If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after the Company has entered into an agreement for a business combination or has consummated a business combination and we are no longer considered a blank check company. Until such time as this occurs, it is our intention not attempt to register any additional securities. The issuance of substantial additional securities and their potential sale into any trading market which may develop in our securities may have a depressive effect on the market value of our existing publicly traded securities in the future if such a market develops, of which there is no assurance.

While the actual terms of a transaction to which we may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby plan to structure the acquisition in a "tax-free" reorganization under Sections 351 or 368 of the Internal Revenue Code of 1986, as amended (the "Code").

With respect to any merger or acquisition negotiations with a target company, we expect to focus on the percentage of the Company which the target company's shareholders would acquire in exchange for their holdings in the target company. Depending upon, among other things, the target company's assets and liabilities, our shareholders will in all likelihood hold a substantially lesser percentage ownership interest in the Company following any merger or acquisition. Thus, the percentage of ownership may be subject to significant reduction in the event we acquire a target company with substantial assets. Any merger or acquisition effected by us can be expected to have a significant dilutive effect on the percentage of shares held by our shareholders at such time.

We will participate in a business opportunity only after the negotiation and execution of appropriate agreements. Although the terms of such agreements cannot be predicted, generally such agreements require certain representations and warranties of the parties thereto, specify certain events of default, detail the terms of closing and the conditions which must be satisfied by the parties prior to and after such closing, outline the manner of bearing costs, including costs associated with our attorneys and accountants, and include miscellaneous other terms.

We will not acquire or merge with any entity, which cannot provide audited financial statements at or within a reasonable period of time after closing of the proposed transaction. We shall be subject to all of the reporting requirements included in the Exchange Act. Included in these requirements our duty to file audited financial statements as part of a Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as our audited financial statements included in our annual report on Form 10-K (or 10-KSB, as applicable). If such audited financial statements are not available at closing, or within time parameters necessary to insure our compliance with the requirements of the Exchange Act, or if the audited financial statements provided do not conform to the representations made by the target company, the closing documents may provide that the proposed transaction will be voidable at the our discretion.

In the event that we need any additional funds for operating capital or for costs in connection with searching for or completing an acquisition or merger, we anticipate that we will seek to issue additional shares of our common stock. There is no fixed minimum or maximum amount that we will raise in connection with such an issuance. We do not intend to borrow any funds to make any payments to our promoters, management or their affiliates or associates.

COMPETITION

We will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than us. In view of our extremely limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to its competitors.

EMPLOYEES

We have no employees at this time.

ITEM 2.  DESCRIPTION OF PROPERTY

We own no properties and at this time have no agreements to acquire any properties. We currently use the home of Mr. Pasquale Catizone at no cost to the Company, an arrangement which we expect will continue until we complete an acquisition or merger.

ITEM 3.  LEGAL PROCEEDINGS

We are unaware of any other pending or threatened legal proceedings to which we are a party or of which any of our assets is the subject.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

During the fourth quarter of the fiscal year ended December 31, 2003 no matters were submitted to a vote of the shareholders of the Company.


                                     PART II

ITEM 5.  MARKET FOR THE COMPANY'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

At this time there is no active market for our common stock. We intend to trade our common stock in the future, on a limited basis in the over-the-counter market and to cause its stock to be quoted on the OTC Electronic Bulletin Board maintained by the National Association of Securities Dealers, Inc. (the "OTC Bulletin Board").

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

In order to qualify for listing on the Nasdaq SmallCap Market, a company must have at least (i) net tangible assets of $5,000,000 or market capitalization of $50,000,000 or net income for two of the last three years of $750,000; (ii) public float of 1,000,000 shares with a market value of $5,000,000; (iii) a bid price of $4.00; (iv) three market makers; (v) 300 shareholders and (vi) an operating history of one year or, if less than one year, $50,000,000 in market capitalization. For continued listing on the Nasdaq SmallCap Market, a company must have at least (i) net tangible assets of $2,500,000 or market capitalization of $35,000,000 or net income for two of the last three years of $500,000; (ii) a public float of 500,000 shares with a market value of $1,000,000; (iii) a bid price of $1.00; (iv) two market makers; and (v) 300 shareholders.

If after a merger or acquisition, we do not meet the qualifications for listing on the Nasdaq SmallCap Market, our securities may be traded in the over-the-counter ("OTC") market on the OTC Bulletin Board ("OTCBB"). The OTCBB differs from the NASDAQ SmalCap Market in that it is a quotation medium for subscribing members, not an issuer listing service. The OTCBB provides an electronic quotation medium. If we are unable initially to satisfy the requirements for quotation on the Nasdaq SmallCap Market or become unable to satisfy the requirements for continued quotation thereon, and trading, if any, is conducted in the OTCBB, a shareholder may find it more difficult to dispose of or to obtain accurate quotations as to the market value of our securities.

SHAREHOLDERS

As of December 31, 2003, the number of holders of record of our common stock, $.001 par value, was approximately 673.

DIVIDENDS

We have paid no cash dividends and have no present plan to pay cash dividends, intending instead to reinvest our earnings, if any. Payment of future cash dividends will be determined from time to time by our Board of Directors, based upon our future earnings (if any), financial condition, capital requirements and other factors. We are not presently subject to any contractual or similar restriction on our present or future ability to pay such dividends.

ITEM 6.  MANAGEMENT'S DISCUSSION AND ANALYSIS

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The following "Management's Discussion and Analysis of Financial Condition and Results of Operations", as well as disclosures included elsewhere in this Form 10-KSB, are based upon our audited financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingencies. On an on-going basis, we evaluate the estimates used, including those related to impairments of tangible and intangible assets, income taxes, accruals, and contingencies. We base our estimates on historical experience, current conditions and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources as well as identifying and assessing our accounting treatment with respect to commitments and contingencies. Actual results may differ from these estimates under different assumptions or conditions.

LIQUIDITY AND CAPITAL RESOURCES

The Company has maintained a consistent level of liquidity due to the fact that no significant operating expenses have been incurred and the loans advanced by the principal stockholders remain with the Company.

RESULTS OF OPERATIONS

The activities of the Company since its formation in 1991 have been limited and have been financed by sources other than from its operations. See "Financial Statements". We may raise funds during the next twelve months in the event we identify a target company with which we will engage in a business combination. See "DESCRIPTION OF BUSINESS- The Company"

ITEM 7.  FINANCIAL STATEMENTS

The financial statements of the Company, required to be included in this Report pursuant to Item 310(a) of Regulation S-B, are set forth below.

ITEM 8.  DISAGREEMENTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There was no resignation or dismissal of the Company's principal independent auditors during the two most recent fiscal years and the interim period subsequent thereto.

ITEM 8A. CONTROLS AND PROCEDURES

As of December 31, 2003, an evaluation was carried out under the supervision and with the participation of the Company's management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of our disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934). Based on their evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that the Company's disclosure controls and procedures are, to the best of their knowledge, effective to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission rules and forms.


                                    PART III

ITEM 9. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following sets forth, as of December 31, 2003, the names and ages of all directors, executive officers, and other significant employees of the Company; and all positions and offices in the Company held by each, and the terms of said offices. Each director will hold office until the next annual meeting of shareholders and until his or her successor has been elected and qualified:

                                                                    DATE
                                          OFFICES                   APPOINTED
       NAME                  AGE           HELD                     DIRECTOR
---------------------       -----        ---------                  ----------
  Pasquale Catizone           63         President                   May 1996
                                         Director

  Carmine Catizone            58         Secretary, Treasurer        May 1996
                                         Director

There are no agreements or understandings for an officer or director to resign at the request of another person and the above-named officers and directors are not acting on behalf of nor will act at the direction of any other person.

Due to its small size, the Board of Directors has no separate committees, per se, however the two directors oversee the Company's financial reporting process and in so doing act as an Audit Committee. Although neither member of the Audit Committee is a financial expert as that term is defined in Regulation S-B Item 401(e) promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934, Management believes, due to the lack of operations of the Company, that they are capable to review the internal financial information, determine the adequacy of internal controls, oversee quarterly and yearly reporting, and set forth policies, procedures relating to business integrity, ethics and conflicts of interests. In fulfilling their responsibilities, Messrs. Carmine and Pasquale Catizone have reviewed the audited financial statements included in this Report and have discussed same with the independent auditors who are responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee by SAS 61 (codification on Statements on Auditing Standards, AU 380).

FAMILY RELATIONSHIPS

Mr. Carmine Catizone is the brother of Mr. Pasquale Catizone.

BUSINESS EXPERIENCE

The following summarizes the occupation and business experience during the past five years for each director, executive officer and significant employee of the Company. A significant employee is a person who is not an executive officer of the Company but who is expected to make a significant contribution to the business of the Company.

PASQUALE CATIZONE. Mr. Catizone has been president and a director of the Company since 1996. Mr. Catizone has been self-employed as a financial consultant for the last ten years. He served as president and a director of First Equity of New Jersey, Inc., from its organization in May 1983 until September 1992. Mr. Catizone was also the president and a director of Phonics Corporation from September 1985 until May 1994 and president and director of Baynon International Corporation since May 1998.

CARMINE CATIZONE. Mr. Catizone has been secretary and director of the Company since 1996. From June 1988 to July 1994, Mr. Catizone was the president and director of J&E Beauty Supply, Inc., a retail and wholesale beauty supply distributor. Mr. Catizone formerly served as president and a director of C&C Investments, a blank check company (now known as T.O.P.S. Medical Corp.) from July 1977 until December 1984 and secretary and director of Baynon International Corporation since May 1998.

CONFLICTS OF INTEREST

Although there are no plans to do so at this time, our officers and directors may in the future organize other companies of a similar nature and with a similar purpose as the Company. Consequently, there are potential inherent conflicts of interest in acting as an officer and director of the Company. Insofar as the officers and directors are engaged in other business activities, management anticipates that it will devote only a minor amount of time to the Company's affairs. We do not have a right of first refusal pertaining to opportunities that come to management's attention insofar as such opportunities may relate to our proposed business operations.

A conflict may arise in the event that another blank check company with which management becomes affiliated is formed and actively seeks a target company. It is anticipated that target companies will be located for the Company and other blank check companies in chronological order of the date of formation of such blank check companies. However, any blank check companies that may be formed may differ from us in certain respects such as place of incorporation, number of shares and shareholders, working capital, types of authorized securities, or other items. It may be that a target company may be more suitable for or may prefer a certain blank check company formed after the Company. In such case, a business combination might be negotiated on behalf of the more suitable or preferred blank check company regardless of date of formation. Mr. Pasquale Catizone will be responsible for seeking, evaluating, negotiating and consummating a business combination with a target company, which may result in terms providing benefits to any officer or director.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT.

None of our securities have been registered pursuant to Section 12 of the Exchange Act of 1934, as amended (the "Exchange Act"). Therefore, Section 16(a) of the Exchange Act is not applicable.

ITEM 10. EXECUTIVE COMPENSATION

CURRENT REMUNERATION

Our current officers and directors do not receive any compensation for their services rendered to the Company, have not received such compensation in the past, and are not accruing any compensation pursuant to any agreement.

The officers and directors of the Company will not receive any finder's fee, either directly or indirectly, as a result of their efforts to implement our business plan outlined herein. However, our officers and directors anticipate receiving benefits as beneficial shareholders of the Company. See "ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNWERS AND MANAGEMENT."

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted for the benefit of our employees.

ITEM 11. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of December 31, 2003, with respect to the persons known to be the beneficial owners of more than 5% of our common stock, $.001 par value, and Officers and Directors of the Company as that term is defined in Item 402(a)(2) of Regulation S-B. We do not have any shares of any other class authorized, issued or outstanding.

                          PRINCIPAL SHAREHOLDERS TABLE


                  NAME AND                   AMOUNT AND
TITLE            ADDRESS OF                  NATURE OF
 OF              BENEFICIAL                  BENEFICIAL              PERCENT
CLASS              OWNER                      OWNERSHIP             OF CLASS(1)
-------------------------------------------------------------------------------

Common        Pasquale Catizone               2,000,000                19.8%
              286 Cedar Street
              Cedar Grove, NJ 07009

Common        Barbara Catizone                1,000,000                 9.9%
              266 Cedar Street
              Cedar Grove, NJ 07009

Common        Robyn Conforth                  1,000,000                 9.9%
              266 Cedar Street
              Cedar Grove, NJ 07009

Common        Carmine Catizone                4,000,000                39.7%
              10 1/2 Walker Avenue
              Morristown, NJ 07960
                                            -----------              -------
                            Total:            8,000,000                79.30%

Notes:

(1) The percentages listed in the table is calculated on the basis of 10,088,235 shares of the common stock, $.001 par value, of the Company outstanding as at December 31, 2003.

CHANGES IN CONTROL

We are not aware of any arrangements, which may at a subsequent date, result in a change in control of the Company.

ITEM 12. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There have been no transactions during the last two completed fiscal years, the current fiscal year or any presently proposed transactions, to which the Company was or is to be a party, in which the amount involved in such transaction (or series of transactions) was $60,000 or more and which any of the following persons had or is to have a direct or indirect material interest: (i) any director or executive officer of the Company; (ii) any person who owns or has the right to acquire 5% or more of the issued and outstanding common stock of the Company; and (iii) any member of the immediate family of any such persons. The Company does not have any requirement respecting the necessity for independent directors to approve transactions with related parties.

ITEM 13. EXHIBITS

FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

FINANCIAL STATEMENTS

     The financial statements filed as a part of this report are as follows:

     Balance Sheet - December 31, 2003 and 2002

     Statements of Operations for the years ended
       December 31, 2003 and 2002

     Statements of Stockholders' Equity (Deficit) for the
       Years ended December 31, 2003 and 2002

     Statements of Cash Flows for the years
       ended December 31, 2003 and 2002

FINANCIAL STATEMENT SCHEDULES

Financial statements schedules have been omitted for the reason that they are not required or are not applicable, or the required information is shown in the financial statements or notes thereto.

EXHIBITS

The exhibits filed as a part of this Report or incorporated herein by reference are as follows:

Incorporated by Reference:

Exhibit #     Description
---------     -----------

(3(i)) Articles of Incorporation (filed as an Exhibit to the Company's Form 10-SB on September 8, 2000)

(3(ii)) By-laws (filed as an Exhibit to the Company's Form 10-SB on September 8, 2000)

(4.1) Bankruptcy Court Order dated May 1, 1996 authorizing the sale of the Debtor's assets to a third party on condition that shares of common stock be issued to creditors and shareholders of Debtor pursuant to the provisions of Section 3(a)(10) of the Securities Act of 1933, as amended (filed as an exhibit to the Company's Form 10-KSB on April 4, 2002).

(4.2) Bankruptcy Court Order dated March 9, 1998 further authorizing the issuance of shares of common stock to creditors and shareholders of Debtor pursuant to the provisions of Section 3(a)(10) of the Securities Act of 1933, as amended (filed as an exhibit to the Company's Form 10-KSB on April 4, 2002).

Filed Herewith:

Exhibit #     Description
---------     -----------

31.1          Section 302 CEO Certification

31.2          Section 302 CFO Certification

32.1          Section 906 CEO Certification

32.2          Section 906 CFO Certification

REPORTS ON 8-K

The Company did not file any current reports on Form 8-K during the last quarter of the period covered by this Report.

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES

AUDIT FEES

The aggregate fees billed for fiscal years 2003 and 2002 were $6,335 and $4,920, respectively, for professional services rendered by Samuel Klein and Company, the principal accountant for the audit of the Company's annual financial statements and review of financial statements included in our Form 10-QSB or services normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years.

AUDIT RELATED FEES

No fees were billed in each of the last two fiscal years for any other work relating to our audit.

TAX FEES

The aggregate fees billed for fiscal years 2003 and 2002 were $1,425 and $600, respectively, for professional services rendered by Samuel Klein and Company, the principal accountant for tax compliance, tax advice, and tax planning, for services relating to the preparation of the Company's federal and state income tax returns.

ALL OTHER FEES

In the past two fiscal years, no other fees were billed for products or services provided by our principal accountant.

Our Audit Committee approved the engagement of our principal accountant prior to their rendering any and all audit or non-audit services.

SIGNATURES

In accordance with Section 15(d) of the Exchange Act of 1934, the Company has caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HIBSHMAN OPTICAL CORP.


By: /s/ Pasquale Catizone
    --------------------------------------
    Pasquale Catizone, President, Director                Date   March 22, 2004

In accordance with the Exchange Act, this Report has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

     SIGNATURES                        TITLE                         DATE

PRINCIPAL EXECUTIVE OFFICER:

/s/ Pasquale Catizone
--------------------------------
Pasquale Catizone                      President                 March 22, 2004


PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER:

/s/ Carmine Catizone
--------------------------------
Carmine Catizone                       Secretary, Treasurer      March 22, 2004


         SUPPLEMENTAL INFORMATION TO BE FURNISHED WITH REPORTS FILED PURSUANT TO
         SECTION 15(D) OF THE EXCHANGE ACT BY NON-REPORTING ISSUERS

         No annual report or proxy materials have been sent to security-holders during the fiscal year ended December 31, 2003 or the subsequent interim period. As at the date hereof, the Company plans to furnish proxy materials relating to its annual meeting, which is presently intended to be held during the current fiscal year. All such materials will be furnished to the Commission at the same time as they are sent to securities holders.

                          HIBSHMAN OPTICAL CORPORATION

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 2003 AND 2002

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of Hibshman Optical Corporation

We have audited the accompanying balance sheets of Hibshman Optical Corporation (formerly Fianza Commercial Corp.) as of December 31, 2003 and 2002, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hibshman Optical Corporation as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


                                              SAMUEL KLEIN AND COMPANY

Newark, New Jersey
March 5, 2004

                          HIBSHMAN OPTICAL CORPORATION

                                 BALANCE SHEETS


                                                           December 31,
ASSETS                                                   2003        2002
------                                                 --------    --------

Current Assets:
  Cash and cash equivalents                            $ 24,076    $ 46,274
  Due from related party                                  3,868          --
                                                       --------    --------
        Total Current Assets                             27,944      46,274
                                                       --------    --------

Total Assets                                           $ 27,944    $ 46,274
                                                       ========    ========

LIABILITIES AND STOCKHOLDERS'
  EQUITY (DEFICIT)
-----------------------------

Current Liabilities:
  Convertible notes payable - current                  $ 62,000    $     --
  Accrued interest payable                               10,246       5,286
  Accounts payable                                       11,426      14,160
                                                       --------    --------
        Total Current Liabilities                        83,672      19,446

Convertible notes payable - long term                        --      62,000
                                                       --------    --------

Total Liabilities                                        83,672      81,446
                                                       --------    --------
Stockholders' Equity (Deficit):
  Common stock, $.001 par value, 100,000,000
    shares authorized, 10,088,235 shares issued
    and outstanding at December 31, 2003
    and 2002                                             10,088      10,088
  Additional paid-in capital                             19,912      19,912
  Retained earnings (deficit)                           (85,728)    (65,172)
                                                       --------    --------
        Total Stockholders' Equity (Deficit)            (55,728)    (35,172)
                                                       --------    --------

Total Liabilities and Stockholders' Equity (Deficit)   $ 27,944    $ 46,274
                                                       ========    ========

--------------------

The accompanying notes are an integral part of these financial statements.

                          HIBSHMAN OPTICAL CORPORATION

                            STATEMENTS OF OPERATIONS


                                                    For the Years Ended
                                                         December 31,
                                                     2003            2002
                                                 ------------    ------------

Revenues                                         $         --    $         --

Cost of Revenues                                           --              --
                                                 ------------    ------------

Gross Profit                                               --              --
                                                 ------------    ------------
Other Costs:
  General and administrative expenses                  16,223          10,447
                                                 ------------    ------------
        Total Other Costs                              16,223          10,447

Other Income and Expense:
  Interest income (expense) net                        (4,333)         (2,994)
                                                 ------------    ------------

Net Loss before Income Taxes                          (20,556)        (13,441)

Income Taxes                                               --              --
                                                 ------------    ------------

Net Loss                                         $    (20,556)   $    (13,441)
                                                 ============    ============
Earnings (Loss) Per Share:
  Basic and diluted loss per common share        $      (0.00)   $      (0.00)
                                                 ============    ============
  Basic and diluted weighted average common
    shares outstanding                             10,088,235      10,088,235
                                                 ============    ============

--------------------

The accompanying notes are an integral part of these financial statements.

                          HIBSHMAN OPTICAL CORPORATION

                   STATEMENTS OF STOCKHOLDERS EQUITY (DEFICIT)

                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

                                      Common Stock
                                    $.001 Par Value
                              ---------------------------
                                                Common       Additional      Retained         Total
                                 Number         Stock          Paid-In       Earnings      Stockholders'
                               of Shares        Amount         Capital       (Deficit)    Equity (Deficit)
                              ------------   ------------   ------------   ------------    ------------
Balances, January 1, 2002       10,088,235   $     10,088   $     19,912   $    (51,731)   $    (21,731)

Net Loss for the Year Ended
  December 31, 2002                     --             --             --        (13,441)        (13,441)
                              ------------   ------------   ------------   ------------    ------------

Balances, December 31, 2002     10,088,235         10,088         19,912        (65,172)        (35,172)

Net Loss for the Year Ended
  December 31, 2003                     --             --             --        (20,556)        (20,556)
                              ------------   ------------   ------------   ------------    ------------

Balances December 31, 2003      10,088,235   $     10,088   $     19,912   $    (85,728)   $    (55,728)
                              ============   ============   ============   ============    ============

--------------------

The accompanying notes are an integral part of these financial statements.

                          HIBSHMAN OPTICAL CORPORATION

                            STATEMENTS OF CASH FLOWS

                                                                        For the Years Ended
                                                                           December 31,
                                                                        2003          2002
                                                                     ----------    ----------
Cash Flows from Operating Activities:
  Net loss                                                           $  (20,556)   $  (13,441)

  Adjustments to reconcile net loss to net cash
    used in operating activities:
      Interest expense                                                    4,960         4,960

    Change in liabilities
      Increase (decrease) in accounts payable and accrued expenses       (2,734)        4,669
                                                                     ----------    ----------
        Net cash used in operating activities                           (18,330)       (3,812)
                                                                     ----------    ----------
Cash Flows from Investing Activities:                                        --            --
                                                                     ----------    ----------
Cash Flows from Financing Activities:
  Increase in amount due from related party                              (3,868)           --
                                                                     ----------    ----------

        Net cash used in financing activities                            (3,868)           --
                                                                     ----------    ----------

Net Decrease in Cash and Cash Equivalents                               (22,198)       (3,812)

Cash and Cash Equivalents, beginning of year                             46,274        50,086
                                                                     ----------    ----------

Cash and Cash Equivalents, end of year                               $   24,076    $   46,274
                                                                     ==========    ==========

Supplemental Disclosure of Cash Flow Information:
  Cash paid during the year for:
    Interest                                                         $       --    $       --
                                                                     ==========    ==========
    Taxes                                                            $       --    $       --
                                                                     ==========    ==========
Supplemental Disclosure of Non-Cash Financing
  Activity:
    Conversion of accrued interest payable to
      convertible notes payable                                      $       --    $   12,000
                                                                     ==========    ==========

--------------------

The accompanying notes are an integral part of these financial statements.

                          HIBSHMAN OPTICAL CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2003


1.  THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company
-----------

Hibshman Optical Corporation (formerly known as Fianza Commercial Corp. and hereinafter referred to as the "Company") was formed in 1991 as a subsidiary of People Ridesharing Systems, Inc. ("PRS") a company that filed for reorganization under Chapter 11 of the Bankruptcy Act. As a result of an arrangement with the Bankruptcy Court and PRS, ownership in the Company was provided to the creditors and stockholders of PRS who received ten percent and five percent, respectively, of the outstanding stock of the Company upon the sale of the Company and in contemplation of a merger. In addition, the Company sold eighty-five percent of the Company's stock to nonaffiliated parties.

The Company will attempt to identify and negotiate with a business target for the merger of that entity with and into the Company. In certain instances, a target company may wish to become a subsidiary of the Company or may wish to contribute assets to the Company rather than merge. No assurances can be given that the Company will be successful in identifying or negotiating with any target company. The Company provides a means for a foreign or domestic private company to become a reporting (public) company whose securities would be qualified for trading in the United States secondary market.

Cash and Cash Equivalents
-------------------------

For financial statement purposes, short-term investments with a maturity of ninety days or less and highly liquid investments are considered cash equivalents.

Use of Management's Estimates
-----------------------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes
------------

The Company follows Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). SFAS 109 requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

                          HIBSHMAN OPTICAL CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2003
                                   (Continued)


1.  THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Earnings (Loss) Per Share
-------------------------

The Company computes earnings or loss per share in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS 128). Basic earnings per share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding. Diluted earnings per share reflects the potential dilution that could occur if securities or other agreements to issue common stock were exercised or converted into common stock. Diluted earnings per share is computed based upon the weighted average number of common shares and dilutive common equivalent shares outstanding, which include convertible debentures, stock options and warrants.

Impairment of Long-Lived Assets
-------------------------------

The Company has adopted Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS 144). SFAS 144 supersedes SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of." SFAS 144 requires that if events or changes in circumstances indicate that the cost of long-lived assets or asset groups may be impaired, an evaluation of recoverability would be performed by comparing the estimated future undiscounted cash flows associated with the asset to the asset's carrying value to determine if a write-down to market value would be required. Long-lived assets or asset groups that meet the criteria in SFAS 144 as being held for disposal by sale are reflected at the lower of their carrying amount or fair market value, less costs to sell.

Comprehensive Income
--------------------

The Company reports components of comprehensive income under the requirements of Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130). This statement establishes rules for the reporting of comprehensive income and its components which require that certain items such as foreign currency translation adjustments, unrealized gains and losses on certain investments in debt and equity securities, minimum pension liability adjustments and unearned compensation expense related to stock issuances to employees be presented as separate components of stockholders' equity.

Exit or Disposal Activities
---------------------------

On January 1, 2003 the Company adopted Statement of Financial Accounting Standards No.146, "Accounting for Costs Associated with Exit of Disposal Activities" (SFAS 146). SFAS 146 addresses financial and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3. SFAS 146 is effective for exit or disposal activities initiated after December 31, 2002. The adoption of SFAS 146 had no impact on the Company's financial position or results of operations for the periods presented in these financial statements.

Reclassifications
-----------------

Certain reclassifications have been made to the prior period balances to conform to the current period's presentation.

                          HIBSHMAN OPTICAL CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2003
                                   (Continued)


1.  THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements
--------------------------------

In December, 2003 the Financial Accounting Standards Board (FASB) issued a revised Interpretation No. 46, "Consolidation of Variable Interest Entities-an Interpretation of ARB No. 51" which provides guidance on the identification of and reporting for variable interest entities, including the criteria for consideration in determining whether a variable interest entity should be consolidated. Interpretation No. 46, as revised, is effective for the Company beginning January 1, 2004. The Company does not expect the adoption of this interpretation to have a significant impact on its future financial position or results of operations.

In May, 2003 the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" (SFAS 150). This statement establishes standards for how an issuer classifies and measures financial instruments with characteristics of both liabilities and equity. SFAS 150 requires that instruments that are redeemable upon liquidation or termination of an issuing subsidiary that has a limited life are considered to be mandatorily redeemable shares in the financial statements of the parent. Accordingly, those non-controlling interests are required to be classified as liabilities and recorded at settlement value by this standard. This statement was effective beginning July 1, 2003 and had no impact on the Company's financial position or results of operations for the year ended December 31, 2003 nor is it expected to have an impact in the future.

In December, 2003, the FASB revised SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" (SFAS 132). This statement revised employers' disclosures about pension plans and other postretirement benefit plans. It requires additional disclosures to those in the original SFAS 132 about the plan assets, benefit obligations, cash flows and net periodic benefit cost of defined benefit pension plans and other defined postretirement plans. This statement is effective for fiscal years ending after December 15, 2003 and quarters beginning after that date. The Company adopted this statement in 2003 and it had no impact on its financial position or results of operations for that year, nor is it expected to have an impact in the future.

2.  DUE FROM RELATED PARTY

This amount is comprised of non-interest bearing advances due on demand that were made to the President of the Company in December 2003. The amount was completely repaid in January 2004.

3.  CONVERTIBLE NOTES PAYABLE

On December 7, 1998, the Company received $50,000 and issued two $25,000, 8% convertible notes payable each to Pasquale and Carmine Catizone, current officers, directors and principal stockholders of the Company. Pasquale and Carmine Catizone are brothers. The notes were due on December 7, 2001, and were convertible in whole or in part at any time prior to maturity and upon 30 days written notice from the holders into common stock of the Company at a conversion price of $.0025 per share. These notes were extended on that date for three years until December 7, 2004, at the same rate of interest, conversion price and terms, and the accrued interest payable of $12,000 at that date was added to the principal increasing the balance of the convertible notes payable to $62,000.

                          HIBSHMAN OPTICAL CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2003
                                   (Continued)


4.  COMMON STOCK

The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $.001 per share, of which 10,088,235 shares are issued and outstanding at December 31, 2003 and 2002.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share pro rata in all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and nonassessable. Holders of common stock have no preemptive rights to purchase the Company's common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

In March of 1992 the Company issued 1,588,235 shares of its common stock to the former stockholders and creditors of PRS and issued 8,500,000 shares to unaffiliated parties for $30,000 pursuant to the PRS Plan of Reorganization described in Note 1.

Pursuant to a certain Securities Purchase Agreement dated as of May 5, 1996, Mr. Pasquale Catizone and related individuals (the "Catizone Group") purchased from the former president and director of the Company an aggregate of 8,500,000 shares of Common Stock. Simultaneous with the closing of the Securities Purchase Agreement, the then officers and directors of the Company tendered resignations from their respective positions, at which time Pasquale Catizone became president and director and Carmine Catizone became secretary, treasurer and director of the Company.

Exhibit 31.1

                          SECTION 302 CEO CERTIFICATION

I, Pasquale Catizone, President, certify that:

1.   I have reviewed this Annual Report on Form 10-KSB of Hibshman Optical Corp;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e) for the registrant and have:

     a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

     c) presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

     a) all significant deficiencies and material weaknesses in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data; and

     b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting; and

6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.


Date:  March 22, 2004                  /s/ PASQUALE CATIZONE
                                       -----------------------------------------
                                       Pasquale Catizone
                                       President

Exhibit 31.2

                          SECTION 302 CFO CERTIFICATION

I, Carmine Catizone, Treasurer, certify that:

1.   I have reviewed this Annual Report on Form 10-KSB of Hibshman Optical Corp;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e) for the registrant and have:

     a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

     b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this report (the "Evaluation Date"); and

     c) presented in this report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

     a) all significant deficiencies and material weaknesses in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data; and

     b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting; and

6. The registrant's other certifying officers and I have indicated in this report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date:  March 22, 2004                  /s/ CARMINE CATIZONE
                                       -----------------------------------------
                                       Carmine Catizone
                                       Treasurer

Exhibit 32.1

                          SECTION 906 CEO CERTIFICATION

In connection with the filing of this Annual Report of Hibshman Optical Corp. (the "Company") on Form 10-KSB for the period ended December 31, 2003 with the Securities and Exchange Commission on the date hereof (the "Report"), I, Pasquale Catizone, President and Chief Executive Officer, certify, pursuant to 18 U.S.C. as. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                       /s/ PASQUALE CATIZONE
                                       -----------------------------------------
                                       Name:   Pasquale Catizone
                                       Title:  President and Chief Executive
                                               Officer
                                       Date:   March 22, 2004

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 32.2

                          SECTION 906 CFO CERTIFICATION

In connection with the filing of this Annual Report of Hibshman Optical Corp. (the "Company") on Form 10-KSB for the period ended December 31, 2003 with the Securities and Exchange Commission on the date hereof (the "Report"), I, Carmine Catizone, Treasurer and Chief Financial Officer, certify, pursuant to 18 U.S.C. as. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                       /s/ CARMINE CATIZONE
                                       -----------------------------------------
                                       Name:   Carmine Catizone
                                       Title:  Treasurer and Chief Financial
                                               Officer
                                       Date:   March 22, 2004

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.

                                                                    ATTACHMENT D


                       MUDANJIANG DONGXING GROUP CO., LTD.

                        CONSOLIDATED FINANCIAL STATEMENTS

                               AND NOTES THERETO,

                     INCLUDING REPORT OF INDEPENDENT AUDITOR

                As of December 31, 2003 and December 31, 2002 and


              For the years ended December 31, 2003, 2002 and 2001

                       MUDANJIANG DONGXING GROUP CO., LTD.
                                 AND SUBSIDIARY
                        CONSOLIDATED FINANCIAL STATEMENTS
                   FOR THE THREE YEARS ENDED DECEMBER 31, 2003

                       MUDANJIANG DONGXING GROUP CO., LTD
                                 AND SUBSIDIARY

Report of Independent Auditor                                                  1

Consolidated Balance Sheets as of December 31, 2003
  and 2002                                                                   2-3

Consolidated Statements of Operations for the years
  ended December 31, 2003, 2002 and 2001                                       4


Consolidated Statements of Members' Equity [Deficit]
  for the years ended December 31, 2003, 2002 and 2001                         5


Consolidated Statements of Cash Flows for the years
  ended December 31, 2003, 2002 and 2001                                       6


Notes to the Consolidated Financial Statements                           7 to 21

                          REPORT OF INDEPENDENT AUDITOR

To the Members of
MuDanJiang Dongxing Group Co., Ltd.

We have audited the accompanying consolidated balance sheets of MuDanJiang, Dongxing Group Co., Ltd. and Subsidiary as of December 31, 2003 and 2002 and the related consolidated statements of operations, members' equity [deficit], and cash flows for each of the three years ending December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MuDanJiang, Dongxing Group Co., Ltd and Subsidiary, as of December 31, 2003 and 2002 and the results of its operations and their cash flows for each of the three years ending December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

/s/ Bernstein & Pinchuk LLP
New York, New York
July 1, 2004

               MUDANJIANG, DONGXING GROUP CO., LTD AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                                  DECEMBER 31,

                                                       2003              2002
                                                   -----------       -----------

                   ASSETS

REAL ESTATE

Cash                                               $    43,669       $    31,393

Inventory                                            5,781,456            25,002

Construction in progress -

             Residential                                    --         8,941,602

             Commercial                              4,986,288         4,323,829

Total construction in progress                       4,986,288        13,265,431

Other receivables, net                               3,337,960         1,186,831

Due from affiliated Company                             86,610           150,357

Due from related parties                               210,136           112,917

Property and equipment                                 455,362            16,163

Land lease                                           3,586,301         3,584,580

Other                                                  164,397           592,227
                                                   -----------       -----------
             Total Real Estate                      18,652,179        18,964,900
                                                   -----------       -----------

RETAIL

Cash                                                   195,261           101,796

Inventory                                              253,035           482,224

Other receivables,net                                  211,893           218,468


Due from related parties                                28,550            48,320

Property and equipment                               7,028,242         7,240,954

Land lease                                             156,613           157,969

Other                                                  119,150           140,975
                                                   -----------       -----------
             Total Retail                            7,992,743         8,390,706
                                                   -----------       -----------
TOTAL ASSETS                                       $26,644,923       $27,355,605
                                                   ===========       ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

               MUDANJIANG, DONGXING GROUP CO., LTD AND SUBSIDIARY
                     CONSOLIDATED BALANCE SHEETS - CONTINUED
                                  DECEMBER 31,

                                                       2003             2002
                                                  ------------     ------------

         LIABILITIES AND MEMBERS' EQUITY

REAL ESTATE

Short-term advances                               $  3,720,640     $  3,080,400

Mortgage loans                                       1,011,562          749,907

Other loans payable                                  1,971,510        1,290,269

Accounts payable and accrued expenses                7,283,398        5,644,651

Land lease obligation                                1,394,795        1,752,276

Customer deposits                                           --        4,601,499

Due to related parties                                 226,060          300,092

Tax payable                                          1,360,644          776,827

Other liabilities                                      122,116          207,072
                                                  ------------     ------------
              Total Real Estate                     17,090,724       18,402,993

RETAIL

Short term advance                                   2,718,000        2,476,400

Other loans payble                                     198,112          414,594

Accounts payable and accrued expenses                2,119,936        1,604,878

Land lease obligation                                  132,204          132,204

Customer deposits                                      623,977          808,933

Due to related parties                                  32,616               --

Tax payable                                            414,529          454,399

Other liabilities                                      335,849          243,631
                                                  ------------     ------------
              Total Retail                           6,575,223        6,135,039

COMMITMENTS AND CONTINGENT LIABILITIES

MEMBERS' EQUITY

Members' contributions                               2,339,268        2,339,268

Members' subscriptions                                (549,640)        (549,640)

Retained earnings                                    1,189,348        1,027,945
                                                  ------------     ------------
Total members' equity                                2,978,975        2,817,573
                                                  ------------     ------------
Total liabilities and members' equity             $ 26,644,923     $ 27,355,605
                                                  ============     ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

               MUDANJIANG, DONGXING GROUP CO., LTD AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     FOR THE THREE YEARS ENDED DECEMBER 31,


                                                2003            2002            2001
                                           ------------    ------------    ------------
Revenues

   Real Estate                             $  6,434,679    $  1,655,093    $  3,162,847
   Retail                                     9,643,430      11,041,607       9,031,815
                                           ------------    ------------    ------------
Total Revenues                               16,078,109      12,696,700      12,194,662

Cost of Sales

   Real Estate                                4,861,899         601,193       1,147,857
   Retail                                     8,406,503       9,356,042       7,740,501
                                           ------------    ------------    ------------
Total Cost of Sales                          13,268,402       9,957,235       8,888,358
                                           ------------    ------------    ------------
Gross Profit                                  2,809,707       2,739,465       3,306,304
                                           ------------    ------------    ------------

Operating Expenses

   Selling                                      978,498         675,962         990,284
   General and administration                   996,979         600,376         685,338
   Depreciation and amortization                450,070         401,658         413,584
   Bad debt expenses                            249,272          69,873         112,794
                                           ------------    ------------    ------------
Total Operating Expenses                      2,674,819       1,747,868       2,202,000
                                           ------------    ------------    ------------
     Income from Operations                     134,888         991,597       1,104,304
                                           ------------    ------------    ------------

Other Income [Expenses]
   Interest expense                            (263,512)       (292,900)       (199,617)
   Other income-net                             400,414         158,995          61,265
                                           ------------    ------------    ------------
                                                136,902        (133,905)       (138,352)
                                           ------------    ------------    ------------

Income Before Provision for Income Taxes        271,790         857,692         965,952
                                           ------------    ------------    ------------
Provision for Income Taxes

    Current                                      253,874         296,075         381,794
    Deferred                                    (143,486)         11,548         (95,746)
                                           ------------    ------------    ------------
                                                110,388         307,624         286,048
                                           ------------    ------------    ------------
   Net Income(Loss)                        $    161,403    $    550,068    $    679,903
                                           ============    ============    ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

               MUDANJIANG, DONGXING GROUP CO., LTD. AND SUBSIDIARY
                   CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001


January 1, 2001 - Balance                          $   (79,414)

   Net Income - 2001                                   679,903
                                                   -----------
Members' Equity at December 31, 2001               $   600,489

   Contributions                                     1,667,015

   Net Income - 2002                                   550,068
                                                   -----------
Members' Equity at December 31, 2002               $ 2,817,572

   Contributions                                            --

   Net Income - 2003                                   161,403
                                                   -----------
Members' Equity at December 31, 2003               $ 2,978,975
                                                   ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

               MUDANJIANG, DONGXING GROUP CO., LTD. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,


                                                              2003           2002           2001
                                                          -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                $   161,402    $   550,068    $   679,903
Adjustments to reconcile net income to
  net cash used in operating activities:
     Depreciation and amortization                            450,070        401,658        413,584
     Amortization of land lease                                77,487         55,681         40,106
(Increase) decrease in assets:
  Inventory                                                (5,527,265)       678,440       (798,161)
  Construction in progress                                  8,279,143     (2,296,389)    (8,079,805)
  Other receivable                                         (2,144,555)      (175,893)     1,844,651
  Due from affiliated company                                 (13,703)       (84,329)      (227,112)
  Other                                                       449,655       (616,400)       (95,746)
Increase (decrease) in liabilities:
  Accounts payable and accrued expenses                     2,153,804     (1,924,526)     8,272,133
  Customer deposits                                        (4,786,455)       578,953      3,713,543
  Due to related parties                                      (41,416)       207,032         65,738
  Land lease obligation                                      (357,481)            --             --
  Tax payable                                                 543,948        480,677        765,687
  Other                                                         7,262        158,057        287,595
                                                          -----------    -----------    -----------
     Net Cash Provided/(Used) in Operating Activities        (748,104)    (1,986,970)     6,882,117
                                                          -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of property and equipment                      (676,558)      (141,112)    (7,455,115)
  Investment in land lease                                    (77,852)    (1,869,054)            --
                                                          -----------    -----------    -----------
     Net Cash Used in Investing Activities                   (754,410)    (2,010,166)    (7,455,115)
                                                          -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Borrowings under credit lines - net                         881,840      1,135,520        229,520
  Proceeds from mortgage loans                                261,655        265,195        (53,597)
  Proceeds received from employee loans                       464,759        560,208        487,307
  Capital contributions from members                               --      1,667,016             --
                                                          -----------    -----------    -----------
     Net Cash Provided by Financing Activities              1,608,254      3,627,939        663,230
                                                          -----------    -----------    -----------

Net increase (decrease) in Cash                               105,740       (369,196)        90,232
Cash - beginning of year                                      133,190        502,386        412,154
                                                          -----------    -----------    -----------
Cash - end of year                                        $   238,930    $   133,190    $   502,386
                                                          ===========    ===========    ===========

SUPPLEMENTAL CASH DISCLOSURES Cash paid for:

  Interest                                                $   467,481    $   349,388    $   282,126
                                                          ===========    ===========    ===========
  Income taxes                                            $    91,374    $    38,981    $        --
                                                          ===========    ===========    ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                       MUDANJIANG DONGXING GROUP CO., LTD.
                                 AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   THE COMPANY

     MuDanJiang DongXing Group Co., Ltd. ["DongXing Group"] is located in Mudanjiang, China.

     Dongxing Group was organized as a limited liability company on February 19, 1998 in China as Mudanjiang Power Transmission Equipment Co. and changed to its current name in July 2002. Dongxing Group is principally involved and focused on the real estate development of residential and commercial buildings in the Mudanjiang area. On November 10, 2000, Dongxing Group established a wholly owned subsidiary, Dongxing Business Development Co., Ltd., Mudanjiang ["Dongxing Business Development"] and, together with Dongxing Group, ["Company"], operates a superstore in MuDanJiang selling consumer goods.

     In January 2003, the Company opened a new supermarket in Ningan, which is in close proximity to Mudanjiang. The new supermarket is operated by DongXing Business Development Co., Ltd., Mudanjiang.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a.   PRINCIPLES OF CONSOLIDATION

          The consolidated financial statements include the accounts of DongXing Group and DongXing Business Development. All significant inter-company balances and transactions have been eliminated in consolidation.

     b.   USE OF ESTIMATES

          In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported periods. Significant estimates include allowance for receivables and construction in progress. Actual results could differ from those estimates.

     c.   CASH AND CASH EQUIVALENTS

          The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. As of December 31, 2003 and 2002 the Company did not have any cash equivalents.

                       MUDANJIANG DONGXING GROUP CO., LTD.
                                 AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

     d.   INVENTORY

          Inventory for the superstore is stated at the lower of cost or market. Substantially all inventory costs are determined using the first-in, first-out [FIFO] method. Certain inventory goods purchased are subject to spoilage within a short period of time while in possession of the Company. Inventory costs do not exceed net realizable value.

          For inventory of units in communities under development, a loss is recorded when events and circumstances indicate impairment and the undiscounted future cash flows generated are less than the related carrying amounts. The impairment loss is based on expected revenue, cost to complete including interest, and selling costs. Inventories and long-lived assets held for sale are recorded at the lower of cost or fair value less selling costs. Fair value is defined in the Statement of Financial Accounting Standards (SFAS) No. 144 "Accounting for the Impairment of or Disposal of Long-Lived Assets" as the amount at which an asset could be bought or sold in a current transaction between willing parties, that is, other than in a forced or liquidation sale. SFAS No.144 provides accounting guidance for financial accounting and reporting for impairment or disposal of long-lived assets. Construction costs are accumulated during the period of construction and charged to cost of sales under specific identification methods. Land, land development, and common facility costs are allocated based on buildable acres to product types within each community, then amortized equally based upon the number of homes to be constructed in the community.

     e.   SHIPPING AND HANDLING COSTS

          The Company includes shipping and handling costs as part of cost of sales.

     f.   PROPERTY AND EQUIPMENT, NET

          Property and equipment is stated at cost. Depreciation and amortization is provided principally by use of the straight-line method over the useful lives of the related assets. Expenditures for maintenance and repairs, which do not improve or extend the expected useful life of the assets, are expensed to operations while major repairs are capitalized.

                       MUDANJIANG DONGXING GROUP CO., LTD.
                                 AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

     g.   INCOME TAXES

          The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes". Under SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     h.   REVENUE AND COST RECOGNITION

          Revenues earned from the Company's superstore are generally recognized when merchandise is sold to the customer. The Company has a limited return period policy. Historically, inventory returns are not significant.

          Revenues earned from the Company's real estate sales are generally recorded when each unit is closed, title is conveyed to the buyer, cash settlement has been received, and the Company has no continuing involvement in the unit.

          The Company capitalizes all contract costs under its commercial real estate projects. Costs include all direct material and labor costs and those indirect costs related to contract performance. General and administrative costs are charged to operations as incurred. Provisions for estimated losses are made in the period in which such losses are determined [Note 5].

     i.   PREOPENING EXPENSES

          Preopening   expenses  consist   principally  of  direct   incremental
          personnel costs and advertising and marketing expenses. These costs are expensed in the reporting period incurred.

     j.   CAPITALIZED INTEREST COSTS

          Interest costs related to properties under development are capitalized during the real estate development period and are expensed along with the associated cost of sales as the related inventories are sold.

                       MUDANJIANG DONGXING GROUP CO., LTD.
                                 AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

     k.   IMPAIRMENT

          In accordance with SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets" the Company evaluates its long-lived assets to determine whether later events and circumstances warrant revised estimates of useful lives or a reduction in carrying value due to impairment. If indicators of impairment exist and if the value of the assets is impaired, an impairment loss would be recognized.

     l.   FOREIGN CURRENCY TRANSLATION

          The Company's functional currency is the Chinese Yuan [RMB] and its reporting currency is the US dollar. The Company's balance sheet accounts are translated into US dollars at the year-end exchange rates and all revenue and expenses are translated into U.S. dollars at the average exchange rates prevailing during the periods in which these items arise. Translation gains and losses are deferred and accumulated as a component of other comprehensive income in members' equity. Transaction gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are included in the statement of operations as incurred. The translation gains and losses were immaterial for the three years ended December 31, 2003, 2002 and 2001.

          The Chinese government imposes significant exchange restrictions on fund transfers out of China that are not related to business operations. These restrictions have not had a material impact on the Company because it has not engaged in any significant transactions that are subject to the restrictions.

     m.   ACCUMULATED OTHER COMPREHENSIVE INCOME

          Accumulated other comprehensive income represents the change in equity of the Company during the periods presented from foreign currency translation adjustments. These transactions are deemed immaterial for the periods presented.

                       MUDANJIANG DONGXING GROUP CO., LTD.
                                 AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

     n.   FAIR VALUE OF FINANCIAL INSTRUMENTS

          SFAS No. 107, "Disclosures about Fair Values of Financial Instruments", requires disclosing fair value to the extent practicable for financial instruments, which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

          For certain financial instruments, including cash, other receivables, accounts payable and accrued expenses and short term debt, it was assumed that the carrying amounts approximate fair value because of the near term maturities of such obligations. The fair value of debt was determined based on current rates at which the Company could borrow funds with similar remaining maturities, which amount approximates its carrying value.

     o.   ADVERTISING COSTS

          Advertising costs are charged to operations when incurred. Advertising costs for each of the years ended December 31, 2003, 2002 and 2001 are immaterial to the financial statements.

     p.   RECEIVABLES AND BAD DEBTS

          The Company recognizes an allowance for doubtful accounts to ensure receivables are not overstated due to problems with collectibility. Bad debt reserves are maintained for all customers based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience. An additional reserve for individual accounts is recorded when the Company becomes aware of a customer's inability to meet its financial obligation, such as in the case of bankruptcy filings or deterioration in the customer's operating results or financial position. If circumstances related to customers change, estimates of the recoverability of receivables would be further adjusted. As of December 31, 2003 and 2002, the allowance of doubtful accounts was approximately $432,000 and $182,700 respectively. The Company's receivables overdue for more than 90 days were approximately $1.9 million and $1.2 million for 2003 and 2002 respectively. Substantially all of the receivables were other than trade and none were used as collateral for loans.

                      MUDANJIANG DONGXING GROUP CO., LTD.
                                 AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

3.   INVENTORY, NET

     Inventory is comprised of the following:

                                                           DECEMBER 31,
                                                    -----------------------
                                                        2003        2002
                                                    ----------   ----------
Unsold residential units                            $5,781,456   $   25,002

Finished goods                                         253,035      482,224
                                                    ----------   ----------
Total inventory                                     $6,034,491   $  507,226
                                                    ==========   ==========

4.   PROPERTY AND EQUIPMENT, NET

     Property and equipment is comprised of the following:

                                                          DECEMBER 31,
                                                    -----------------------
                                                       2003          2002
                                                    ----------   ----------
Leasehold and building improvements                 $7,421,412   $7,062,402
Machinery and equipment                                846,320      724,424
Vehicles                                               348,160      214,526
Office equipment and other                             186,663       96,096
                                                    ----------   ----------
Total at cost                                        8,802,555    8,097,448
Accumulated depreciation and amortization            1,318,951      840,332
                                                    ----------   ----------
                                                    $7,483,604   $7,257,116
                                                    ==========   ==========

     Depreciation and amortization expense for each of the years ended December 31, 2003, 2002 and 2001, was approximately $450,100, $401,700 and $413,600, respectively. The Company's fixed assets are primarily concentrated in the retail segment.

5.   CONSTRUCTION IN PROGRESS

     The Company capitalizes its costs incurred for various real estate developments in which it is involved.

                                                            DECEMBER 31,
                                                    ------------------------
                                                        2003         2002
                                                    ----------   -----------
Residential property                                $        0   $ 8,941,602
Commercial building                                  4,986,288     4,323,829
                                                    ----------   -----------
Total construction in progress                      $4,986,288   $13,265,431
                                                    ==========   ===========

                       MUDANJIANG DONGXING GROUP CO., LTD.
                                 AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

5.   CONSTRUCTION IN PROGRESS-CONTINUED

     In the year 1999 the Company entered into a real estate contract to build a twenty-eight floor commercial building.

     The agreement stipulated the selling price of approximately $12 million was based upon cost plus a 16% profit margin. The Company received an advance of approximately $2 million from the buyer to begin the construction. The advance did not carry any stated interest rate and has been included in construction in progress. The cost of the commercial building included approximately $2.4 million of removal charges to be paid to Daily News, who is the potential buyer of the commercial building. The Company set up a payable account for it also.

     In 2003, the Company entered into an agreement with Daily News to sell the commercial building for approximately $11 million. After offsetting the removal charges and the advance from Daily News of approximately $ 2.4 million and $2 million, respectively, the Company had approximately $6.6 million in account receivables at December 31, 2003. Subsequently, in March 2004, the Company entered into another contract with Daily News to buy back the commercial building at approximately $11 million. Therefore the contract signed in 2003 is considered invalid and the sale and receivable has not been recorded in 2003.

     See subsequent event footnote 17.

6.   INVESTMENT IN LAND LEASE

     As of December 31, 2003 the Company has three parcels of land being leased from the Chinese government. The term of each lease is fifty years. The consideration under the agreements amounted to approximately $3.9 million. Approximately $1.4 million of this cost has not been paid and is included in obligation under land lease. The Company classifies the leases as operating and therefore amortizes the cost using the straight-line method over the life of the leases. Rent expense is approximately $77,500, $55,700 and $40,100, for the years ended December 31, 2003, 2002 and 2001, respectively.

7.   CUSTOMER DEPOSITS

     At December 31, 2003, and 2002 the Company had outstanding liabilities for customer deposits amounting to approximately $0.6 million and $5.4 million respectively. These deposits are primarily for the purchase of residential real estate units for the years ended December 31, 2002. In 2003, the customer deposits are related to gift certificates sold by the superstore.

                       MUDANJIANG DONGXING GROUP CO., LTD.
                                 AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

8.   INCOME TAXES

     The deferred tax asset as of December 31, 2003 and 2002 is $248,800 and $105,300, respectively, and is included in other assets. The asset is principally resulting from the allowance for bad debts, employee benefit expenses and organization costs. There is no valuation allowance as the asset is expected to be realized fully in the future.

     A reconciliation between taxes computed at the statutory rate of 33% and the Company's effective tax rate follows:

                                                          DECEMBER 31,
                                             ---------------------------------
                                                2003        2002        2001
                                             ---------   ---------   ---------
Income tax at statutory rate                 $  89,691   $ 283,038   $ 318,764
Effect of permanent differences                 20,697      24,586     (32,716)
Effect of net operating loss carry forward           0           0           0
                                             ---------   ---------   ---------
Income tax at effective rate                 $ 110,388   $ 307,624   $ 286,048
                                             ---------   ---------   ---------

9.   CONCENTRATIONS AND CREDIT RISK

     The Company operates principally in Mudanjiang, China and grants credit to its customers in this geographic region.

     The Company routinely performs certain credit evaluations procedures and does not require collateral for assets subject to credit risk. The Company assesses the financial strength of its customers, and, based upon factors surrounding the credit risk of its customers, establishes an allowance for uncollectible accounts. As a consequence, the Company believes that its credit risk exposure beyond such allowance is limited. The table below summarizes the activity in this allowance account.

                                            Charged
           As at     Balance-   Charged to  to Other               Balance-
       December 31, Beginning    Expense     Accts.    Deductions   Ending
       ------------ ---------   ---------  ----------  ----------  ---------
           2003     $ 182,668   $ 249,272   $      --  $       --  $ 431,940
           2002     $ 112,794   $  69,874   $      --  $       --  $ 182,668
           2001     $       0   $ 112,794   $      --  $       --  $ 112,794

     For years ended December 31, 2003, 2002 and 2001 the Company has a credit risk exposure of uninsured cash in banks of approximately $137,300, $74,000 and $366,900 respectively. The Company does not require collateral or other securities to support financial instruments that are subject to credit risk.

                       MUDANJIANG DONGXING GROUP CO., LTD.
                                 AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

9.   CONCENTRATIONS AND CREDIT RISK -CONTINUED

     The Company has approximately $37,100, 28,600 and 97,300 restricted cash for the years ended December 31, 2003, 2002 and 2001.

     The Company had no significant concentrations in sales and receivables as of and for the years ended December 31, 2003, 2002 and 2001, respectively.

     As of December 31, 2003 and 2002, three debtors accounted for approximately 48% and 42% of receivables. As of December 31, 2001, two debtors accounted for approximately 43% of receivables.

     As of December 31, 2003, 2002 and 2001 one contractor accounted for approximately 31% of accounts payable.

     The Company's principal business activities are located in China. Although China is considered economically stable, it is always possible that unanticipated events in foreign countries could disrupt the Company's operations.

10.  OTHER LOANS PAYABLE

     The Company has other loans payable and accrued interest of approximately $2.2 million and $1.7 million at December 31, 2003 and 2002 respectively. Unrelated individual, members and employees advanced personal funds to the Company to finance company operations are included. These advances are represented by minutes and verbal agreements with the Company. The terms of the advances do not provide for any minimum debt payments and the advances accrue interest from a range of 0% to 30% per annum. Interest expense incurred for these advances is approximately $276,000, $123,400 and $46,100, for each of the three years ended December 31, 2003, 2002, and 2001, respectively.

11.  DEBT

     a. Short-term borrowings - The Company has nine individual short-term loans payable from three different financial institutions totaling approximately $6.4 million and $5.6 million at December 31, 2003, and 2002, respectively. The loans are at fixed interest rates that range from approximately 6% to 8% per annum. The maturity dates of these loans range between three months to a year from the date of the loan. Historically, the Company renegotiates renewals of these loans with the financial institutions at the time of maturity.

          The short-term borrowings are collateralized by properties owned by the Company, which are the basement, 1st, 2nd and 3rd floor of the superstore building. Interest expense incurred for these short-term borrowings was approximately $521,100, $ 372,100and $271,500 for each of the three years ended December 31, 2003, 2002 and 2001, respectively.

          Included in short-term  advances is an advance from an unrelated party
          for   approximately   $422,800.   This  advance  accrues  interest  at
          approximately 43% per annum.

     b. Mortgage Loans - Certain Company employees and members of the Company have obtained long-term financing from various financial institutions on behalf of the Company to fund operations of the Company. Total mortgage loans approximated $1,011,600 and $750,000 at December 31, 2003 and 2002, respectively. The Company has pursued this avenue of borrowing to obtain more favorable interest rates, which range from approximately 5% to 7% per annum. Interest expense for the years ended December 31, 2003, 2002 and 2001; on these borrowings are approximately $70,200, $18,700 and $12,700. These loans are secured by certain residential real estate projects the Company is developing. The Company has verbally assumed the responsibility of the loans and is presenting the liability as if the Company obtained the financing directly. These loans mature from 2011 to 2023.

     The approximate minimum payments required by these mortgage loans are as follows:

               YEAR                                   AMOUNT
               ----                                 ----------
               2004                                 $   58,400
               2005                                     61,500
               2006                                     64,900
               2007                                     68,600
               2008                                     72,800
               2009 and thereafter                     685,400
                                                    ----------
                                Total               $1,011,600
                                                    ==========

                       MUDANJIANG DONGXING GROUP CO., LTD.
                                 AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

11.  DEBT-CONTINUED

     c.   Capitalized   Interest  -  Interest  costs   incurred,   expensed  and
          capitalized were:

                                                           DECEMBER 31,
                                                    -----------------------
                                                        2003        2002
                                                    ----------   ----------
Interest capitalized at beginning of
     year                                           $  465,165   $  242,967
Total interest incurred                                865,791      521,865
Less interest charged to expense                       263,512      292,900
Less capitalized interest included
     in assets sold                                    400,182        6,767
                                                    ----------   ----------
Interest capitalized at end of year                 $  667,262   $  465,165
                                                    ==========   ==========

12.  RETIREMENT BENEFITS

     The Company is required by statutory Chinese employment laws to fund certain government sponsored retirement plans. The expense incurred by the Company for each of the three years ended December 31, 2003, 2002 and 2001 is $21,300, $53,700 and $68,000, respectively.

13.  LITIGATION

     In the normal course of its operations, the Company has been or, from time to time, may be named in legal actions seeking monetary damages. While the outcome of these matters cannot be estimated with certainty, management does not expect that they will have a material effect on the Company's business or financial condition or results of operations.

14.  RELATED PARTY TRANSACTIONS

     As of December 31, 2003 and 2002, the Company has advances payable to and advances receivable from members. Due from related parties was approximately $325,300and $311,600 as of December 31, 2003 and 2002, respectively. Advances payable to related parties was approximately $258,700 and $300,100 as of December 31, 2003 and 2002, respectively. In addition approximately $86,600 at December 31, 2003 and $150,400 at December 31, 2002 was owed to the Company by a company owned by a member with the largest ownership interest in the Company. These balances have no stated terms for repayment and are not interest bearing.

                       MUDANJIANG DONGXING GROUP CO., LTD.
                                 AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

15.  COMMITMENTS

     In January 2003, the Company opened a new superstore in China. The Company entered into a long-term lease agreement. The terms of the agreement are as follows:

     o The term of the lease runs from January 15, 2003 thru December 31, 2007.

     o    The security deposit is approximately $6,000.

     o    The minimum rental payments are as follows:

                                 YEAR ENDING DECEMBER 31,

                                 2004                   68,800
                                 2005                   68,600
                                 2006                   68,600
                                 2007                   68,600
                                                    ----------
                                 Total              $  274,600
                                                    ==========

16.  SEGMENT INFORMATION

     The Company operates in two segments: (1) the development of commercial and residential real estate and (2) the retail operations of its superstore. The following is a summary of information by these business segments as of December 31, 2003, 2002 and 2001 and for each of the years ended December 31, 2003, 2002 and 2001, respectively.


                                                  FOR THE YEARS ENDED DECEMBER 31,
                                           -------------------------------------------
                                                2003           2002           2001
                                           ------------    ------------   ------------
Net Sales:

    Real estate revenues                   $  6,434,679    $  1,655,093   $  3,162,847
    Retail revenues                           9,643,430      11,041,607      9,031,815
                                           ------------    ------------   ------------
         Total revenues                    $ 16,078,109    $ 12,696,700   $ 12,194,662
                                           ------------   ------------    ------------

Operating income:

    Real estate development                     578,191         695,913      1,487,037
    Retail superstore                          (443,303)        295,684       (382,733)
                                           ------------    ------------   ------------
         Total operating income                 134,888         991,597      1,104,304
                                           ------------    ------------   ------------

Depreciation and amortization

    Real estate developments               $     26,234    $      1,901   $        596
    Retail superstore                           423,835         399,757        412,988
                                           ------------    ------------   ------------
         Total depreciation and            $    450,069    $    401,658   $    413,584
         amortization                      ------------    ------------   ------------


                       MUDANJIANG DONGXING GROUP CO., LTD.
                                 AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

16.  SEGMENT INFORMATION - CONTINUED


Interest expense

    Real estate developments               $          8    $    108,894   $     61,853
    Retail superstore                           263,504         184,006        137,763
                                           ------------    ------------   ------------
         Total interest expense            $    263,512    $    292,900   $    199,616
                                           ------------    ------------   ------------

Identifiable assets:

    Real estate development                  18,652,179    $ 18,964,900   $ 14,914,981
    Retail superstore                         7,992,744       8,390,705      8,762,423
                                           ------------    ------------   ------------
         Total assets as reported in the   $ 26,644,923    $ 27,355,605   $ 23,677,404
         accompanying balance sheets       ============    ============   ============


The Company had no sales outside of Mudanjiang, China. General corporate assets consist primarily of cash and advances. Sales are attributed to each segmented industry.

17.  NEW ACCOUNTING PRONOUNCEMENTS

     o On April 30, 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statement No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections". Statement 145 rescinds Statement 4, which required all gains and losses from extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria in Accounting Principles Board Opinion No. 30 will now be used to classify those gains and losses. Statement 64 amended Statement 4, and is no longer necessary because Statement 4 has been rescinded. Statement 145 amends Statement 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions is accounted for in the same manner as sale-leaseback transactions. This amendment is consistent with the FASB's goal of requiring similar accounting treatment for transactions that have similar economic effects. This Statement also makes technical corrections to existing pronouncements. While those corrections are not substantive in nature, in some instances they may change accounting practice.

     o In July 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities", which addresses the recognition, measurement, and reporting of costs associated with exit or disposal activities, and supercedes Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits

                       MUDANJIANG DONGXING GROUP CO., LTD.
                                 AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

17.  NEW ACCOUNTING PRONOUNCEMENTS - CONTINUED

          and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)" ("EITF 94-3"). The provisions of SFAS No. 146 are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The Company expects to adopt SFAS No. 146, effective January 1, 2003.

     o In October 2002, the FASB issued SFAS No. 147, "Acquisitions of Certain Financial Institutions". SFAS No. 147 provides guidance on the accounting for the acquisition of a financial institution. SFAS No. 147 applies to all financial institution acquisitions except those between two or more mutual enterprises.

     o    In  December  2002,  the FASB issued  SFAS No.  148,  "Accounting  for
          Stock-Based Compensation-Transition and Disclosure". SFAS No. 148 amends SFAS No. 123, "Accounting for Stock-Based Compensation" to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. SFAS No. 148 is effective for fiscal periods beginning after December 15, 2002.

     o In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", which clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003.

The Company expects that the adoption of the new Statements will not have a significant impact on its financial statements.

                       MUDANJIANG DONGXING GROUP CO., LTD.
                                 AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

18.  SUBSEQUENT EVENTS

     SHARE EXCHANGE

     The Company entered an agreement and plan of share exchange ("the agreement") effective as of the 1st day of July, 2004 with Hibshman Optical Corporation, a New Jersey corporation ("Hibshman"). Hibshman desires to acquire all of the outstanding shares of the Company solely in exchange for common stock of Hibshman, or its successor corporation, making the Company a wholly-owned subsidiary of Hibshman.

     Hibshman, or its successor corporation, Shares will be delivered to the Company Stockholders in exchange for Dongxing Shares on the basis of
     0.302647  Hibshman  Shares for each one (1)  Dongxing  Share on the Closing
     Date.

     SALE OF BUILDING

     The Company signed a contract to sell the commercial building (see footnote
     5) on May 16, 2004 at a price of approximately $11,355,200. No proceeds have been received by the company as of July 1, 2004 but are expected to be received during 2004.